UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )
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WESTERN REFINING, INC.

(Name of Registrant as Specified In Its Charter)

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April 9, 2010

To Our Shareholders:

On behalf of the Board of Directors, I cordially invite all shareholders to attend the annual meeting of Western Refining, Inc. to be held on May 25, 2010, at 9:00 a.m. MDT at the Plaza Theater, located at 125 Pioneer Plaza, El Paso, Texas 79901. The Company’s proxy materials, as well as the Company’s 2009 Annual Report, are available to shareholders online at www.proxydocs.com/wnr. You may also request to receive a paper copy of the proxy materials and 2009 Annual Report by sending an email containing the 12 digit control number included on the Notice of Internet Availability of Proxy Materials you received to paper@investorelections.com, calling 866-648-8133, requesting a paper copy online at www.investorelections.com/wnr or by writing to Lowry Barfield, Secretary, at the Company’s corporate headquarters located at 123 W. Mills Avenue, Suite 200, El Paso, Texas 79901. The Company’s 2009 Annual Report is not a part of its proxy materials.

Your vote is important, and you are encouraged to vote as early as possible. Even if you plan to attend the annual meeting, you are requested to vote your proxy in advance by one of the methods described in the Notice of Internet Availability of Proxy Materials. If you attend the annual meeting after having submitted your proxy card, you may revoke your proxy, if you wish, and vote in person. If you would like to attend the annual meeting and your shares are not registered in your own name, please ask the brokerage firm, trust, bank or other nominee that holds your shares to provide you with evidence of your share ownership.

Thank you for your support.

Sincerely yours,

Paul L. Foster
Chairman of the Board

El Paso, Texas

NOTICE OF THE 2010
ANNUAL MEETING OF SHAREHOLDERS

May 25, 2010

To the Shareholders of Western Refining, Inc.:

The 2010 Annual Meeting of Shareholders of Western Refining, Inc. (the “annual meeting”) will be held at 9:00 a.m. MDT on May 25, 2010, at the Plaza Theater, located at 125 Pioneer Plaza, El Paso, Texas 79901. At this annual meeting you will be asked to:

1.	Elect three Class II directors to hold office until the 2013 Annual Meeting of Shareholders;

2.	Ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditors for fiscal year 2010;

3.	Consider and vote on a board proposal to approve the 2010 Incentive Plan of Western Refining, Inc.; and

4.	Consider any other matters that may properly come before the meeting, or any adjournment thereof.

Only shareholders of record at the close of business on March 26, 2010, are entitled to vote at the annual meeting and at any adjournment of the annual meeting. A list of shareholders entitled to vote at the annual meeting will be open for inspection during ordinary business hours at the Company’s headquarters located at 123 W. Mills Avenue, Suite 200, El Paso, Texas 79901, for ten days prior to the annual meeting, as well as at the Plaza Theater during the annual meeting. Shareholders may inspect this list for any purpose related to the annual meeting.

The Company is pleased to utilize the Securities and Exchange Commission (the “SEC”) rules which allow an issuer to furnish proxy materials to their shareholders online. The Company believes these rules allow it to provide its shareholders with the information they need while lowering the cost to the Company of delivery of the proxy materials. The Company’s proxy materials and its 2009 Annual Report are available to shareholders online at www.proxydocs.com/wnr. Shareholders may also request to receive a paper copy of the proxy materials and 2009 Annual Report by sending an email containing the 12 digit control number included on the Notice of Internet Availability of Proxy Materials (the “Notice”) you received to paper@investorelections.com, calling 866-648-8133, requesting a paper copy online at www.investorelections.com/wnr or by writing to me at the Company’s corporate headquarters located at 123 W. Mills Avenue, Suite 200, El Paso, Texas 79901.

Details regarding admission to the annual meeting and the business to be conducted at the annual meeting are provided in the Proxy Statement. It is important that your shares be represented and voted regardless of whether you expect to attend the annual meeting in person. Therefore, please vote as promptly as possible either online at www.proxypush.com/wnr, by phone at 866-390-5269 or by requesting a paper copy of the Company’s proxy materials by one of the methods set forth in both the Proxy Statement and the Notice.

By Order of the Board of Directors,

Lowry Barfield
Senior Vice President — Legal, General Counsel and
Secretary

El Paso, Texas
April 9, 2010

YOUR VOTE IS IMPORTANT

PLEASE VOTE AS PROMPTLY AS POSSIBLE

PROXY STATEMENT

FOR THE 2010 ANNUAL MEETING OF SHAREHOLDERS OF
WESTERN REFINING, INC.

May 25, 2010

The Annual Meeting

The Board of Directors of Western Refining, Inc. (the “Board”) is soliciting your proxy to encourage your participation in the 2010 Annual Meeting of Shareholders of Western Refining, Inc. and to obtain your vote on each of the proposals to be voted on at the annual meeting. You may also attend the annual meeting and vote your shares directly. Your vote is important. As a result, even if you do not attend the annual meeting in person, you are encouraged to vote by proxy. This year the Company will hold its annual meeting on Tuesday, May 25, 2010, at 9:00 a.m. MDT at the Plaza Theater, located at 125 Pioneer Plaza, El Paso, Texas 79901.

Questions and Answers About the Annual Meeting and Voting

What is the purpose of the annual meeting?

At the annual meeting, shareholders will vote to elect three directors and to ratify the selection of the Company’s independent auditors. Shareholders will also consider and vote on a board proposal to approve the 2010 Incentive Plan of Western Refining, Inc. (the “2010 Incentive Plan”), and will consider any other matters that may properly come before the meeting.

How does the Board recommend that I vote?

The Board recommends a vote:

•	FOR the nominees for director;

•	FOR the ratification of the selection of Deloitte & Touche LLP as the Company’s independent auditors for 2010; and

•	FOR the board proposal to approve the 2010 Incentive Plan.

Who is entitled to vote at the annual meeting?

The Board has set March 26, 2010, as the record date for the annual meeting. If you were a shareholder at the close of business on March 26, 2010, you are entitled to vote at the annual meeting. As of the record date, 88,892,797 shares of the common stock of Western Refining, Inc. were issued and eligible to vote at the annual meeting. There were 141 shareholders of record.

What are my voting rights?

Holders of the Company’s common stock are entitled to one vote per share, exercisable in person or by proxy. Therefore, a total of 88,892,797 votes are entitled to be cast at the annual meeting. Shareholders do not have cumulative voting rights.

How many shares must be present to hold the meeting?

In accordance with the Company’s bylaws, shares equal to at least a majority of its outstanding shares of common stock as of the record date must be present at the annual meeting in order to hold the annual meeting and conduct business. This is called a quorum. Your shares are counted as present at the annual meeting if:

•	You are present and vote in person at the annual meeting; or

•	You have voted online in accordance with the instructions set forth in the Notice of Internet Availability of Proxy Materials (the “Notice”); or

•	You have voted by telephone in accordance with the instructions set forth in the Notice; or

•	You have properly submitted a proxy card by mail.

Votes withheld from any nominee will be counted for purposes of determining the presence or absence of a quorum for transaction of business at the annual meeting. The Company does not, however, count broker non-votes in determining whether a quorum is present. Broker non-votes are discussed below.

How do I vote my shares?

If you were a shareholder of record at the close of business on March 26, 2010, you can give a proxy to be voted at the meeting by voting online at www.proxypush.com/wnr, voting by telephone at 866-390-5269, or by requesting a paper ballot in accordance with the instructions set forth in the Notice and this Proxy Statement, and completing, signing and mailing the proxy card that is sent to you. You may also attend the annual meeting and vote in person by completing a floor ballot. If you hold your shares in “street name,” you must vote your shares through your brokerage firm, bank or nominee. Your brokerage firm, bank or nominee will provide to you a voting instruction card for your use in directing the brokerage firm, bank or nominee how to vote your shares.

What is the difference between a shareholder of record and a “street name” holder?

If your shares are registered directly in your name, you are considered the shareholder of record with respect to those shares. If your shares are held in a stock brokerage account or by a bank or other nominee, then the brokerage firm, bank or other nominee is considered to be the shareholder of record with respect to those shares. You, however, are still considered the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct their brokerage firm, bank or other nominee how to vote their shares using the method described above under “How do I vote my shares?”.

What is a broker non-vote?

If you hold your shares in street name and do not provide voting instructions to your brokerage firm, bank or nominee, your shares will not be voted on any proposal on which your brokerage firm, bank or nominee does not have discretionary authority to vote under the rules of the New York Stock Exchange. In this situation, a “broker non-vote” occurs. Of the three Proposals included in this Proxy Statement, Proposal 1, election of directors, and Proposal 3, approval of the 2010 Incentive Plan, are such “non-discretionary” items, and absent specific voting instructions from beneficial owners, New York Stock Exchange member brokers may not vote on these proposals.

Can I vote my shares in person at the annual meeting?

If you are shareholder of record, you may vote your shares in person by attending the annual meeting and completing a floor ballot. Even if you currently plan to attend the annual meeting, the Company recommends that you also submit your proxy by one of the methods described above so that your vote will be counted if you later decide not to attend the annual meeting. If you are a street name holder, you may vote your shares in person at the annual meeting only if you obtain a signed letter or other proxy from your brokerage firm, bank or other nominee giving you the right to vote the shares at the annual meeting.

What vote is required for the matters brought before the annual meeting?

The affirmative vote of holders of a plurality of the common stock present or represented by proxy at the annual meeting and entitled to vote is required for the election of each director nominee. Therefore, abstentions and broker non-votes will not be taken into account in determining the outcome of the election of directors. For ratification of the independent auditor, approval of the 2010 Incentive Plan and any other matters presented for a vote of shareholders, the affirmative vote of holders of a majority of the common stock present or represented by proxy at the meeting and entitled to vote is required. Therefore, on any such matters, abstentions have the effect of a negative vote, and broker non-votes will not be taken into account.

How are votes counted?

One of the Company’s officers will tabulate all votes cast in person, online, by telephone or by submission of a properly executed proxy before the closing of the polls at the annual meeting. In advance of the meeting, the Company will appoint an inspector of elections to count all the votes cast at the meeting and to report on the results.

What if I submit my proxy but I do not specify how I want my shares voted?

If you do not specify how you want to vote your shares, the Company will vote them:

•	FOR the nominees for director,

•	FOR the ratification of the selection of Deloitte & Touche LLP as the Company’s independent auditors for 2010; and

•	FOR the board proposal to approve the 2010 Incentive Plan.

If other matters requiring the vote of shareholders properly come before the meeting, it is the intention of the persons named on the proxy card to vote proxies held by them in accordance with their best judgment.

Can I change or revoke my vote after submitting my proxy?

Yes. You may revoke your proxy and change your vote at any time before your proxy is voted at the annual meeting. You can change your vote in any of the following ways:

•	Delivering to the Company’s Secretary a written revocation notice with a date later than the date of your proxy card;

•	Signing and delivering to the Company’s Secretary a later-dated proxy relating to the same shares; or

•	Attending the annual meeting in person, submitting a new proxy card or a written revocation at the annual meeting and then voting your shares in person by completing a floor ballot.

The proxy holders will vote all properly submitted proxies that are not revoked.

How can I attend the meeting?

Please note that space limitations make it necessary to limit attendance at the meeting to shareholders, though each shareholder may be accompanied by one guest. Admission to the meeting will be on a first-come, first-served basis. Registration and seating will begin at 8:30 a.m. MDT. Shareholders may be asked to present valid picture identification, such as a driver’s license or passport, before being admitted to the meeting. If you hold your shares in street name, you will also need proof of ownership in order to attend the meeting. A recent brokerage statement or letter from the brokerage firm, bank or nominee are examples of proof of ownership. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Who pays for the cost of proxy preparation and solicitation?

The Company will pay all costs of proxy preparation and solicitation. The Company may also distribute proxy materials through brokerage firms, custodians and other similar parties to the owners of the Company’s stock, and will reimburse such parties for their reasonable, out-of-pocket expenses incurred in forwarding proxy materials to the Company’s shareholders.

Why did I receive a one-page Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?

Pursuant to rules adopted by the SEC, the Company has elected to provide its proxy materials over the Internet. Accordingly, the Company has sent a Notice of Internet Availability of Proxy Materials to all of its shareholders. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice: www.proxydocs.com/wnr. Shareholders may also request to receive a paper copy of the proxy materials by sending an email containing the 12 digit control number included on the Notice you received to paper@investorelections.com, calling 866-648-8133, requesting a paper copy online at www.investorelections.com/wnr or by writing to: Lowry Barfield, Secretary, at the Company’s corporate headquarters located at 123 W. Mills Avenue, Suite 200, El Paso, Texas 79901. Instructions on how to access the proxy materials online or request a paper copy of the proxy materials may also be found in the Notice. In addition, shareholders may request to receive paper copies of proxy materials or to receive proxy materials by email on an ongoing basis. The Company encourages shareholders to access the proxy materials online to help reduce the costs the Company incurs in printing and mailing paper copies of the proxy materials.

Important Notice Regarding the Availability of Proxy Materials
for the Shareholder Meeting to be Held on May 25, 2010.

This Proxy Statement and other proxy materials, as well as the Company’s 2009 Annual Report, are available at www.proxydocs.com/wnr. The Company encourages you to access and review all of the important information contained in the proxy materials before voting. If you want to receive an additional paper or email copy of the proxy materials and 2009 Annual Report, you must request one. There is no charge to you for requesting an additional copy. Please make your request for an additional copy by sending an email containing the 12 digit control number included on the Notice of Internet Availability of Proxy Materials you received to paper@investorelections.com, calling 866-648-8133, requesting a paper copy online at www.investorelections.com/wnr or writing to Lowry Barfield, Secretary, at the Company’s corporate headquarters located at 123 W. Mills Avenue, Suite 200, El Paso, Texas 79901 on or before April 30, 2009, to facilitate delivery before the annual meeting.

PROPOSAL 1: ELECTION OF DIRECTORS

Nominees

The Company currently has eight members on its Board. The Company’s Board is divided into three classes. As of March 31, 2010, there were two class I directors (Brian J. Hogan and Scott D. Weaver), three class II directors (William D. Sanders, Ralph A. Schmidt and Jeff A. Stevens) and three class III directors (Carin M. Barth, Paul L. Foster and L. Frederick Francis). The term of each class of director is three years, with the term of one class expiring at each of the Company’s annual meetings of shareholders. The current term of office of the class II directors expires at the 2010 Annual Meeting of Shareholders.

The Nominating and Corporate Governance Committee and the Board make an effort to ensure that the Board members and nominees bring diverse experiences and backgrounds to the Board which will enhance their value to the Board and the Company. While the Company does not have a specific policy regarding diversity of its Board members and nominees, over the years the Nominating and Corporate Governance Committee has sought and nominated candidates with varying viewpoints, professional experiences, backgrounds, education, skill sets and gender. Among other criteria, the Nominating and Corporate Governance Committee seeks candidates who: have business and/or professional knowledge and experience applicable to the Company; are well regarded in their communities with a long-term, good reputation for the highest ethical standards; possess good common sense and judgment; and, have a positive record of accomplishment in present and prior positions. The Nominating and Corporate Governance Committee periodically assesses whether the Board and its Committees possess the right diversity of skills and backgrounds for the current issues facing the Company, including through its annual Board and Committee Self-Assessment Questionnaires.

The Nominating and Corporate Governance Committee recommended to the Board that Mr. Sanders, Mr. Schmidt and Mr. Stevens be nominees for director at the 2010 Annual Meeting of Shareholders. Based on the Nominating and Corporate Governance Committee’s recommendations, the Board nominated all three individuals for election to class II directorships at the 2010 Annual Meeting of Shareholders to serve for a three-year term expiring at the Annual Meeting of Shareholders in 2013. Mr. Sanders, Mr. Schmidt and Mr. Stevens have each consented to being named as nominees and have indicated their intention to serve if elected. The Board has affirmatively determined that Mr. Sanders and Mr. Schmidt are independent under the rules and regulations of the New York Stock Exchange and the Securities and Exchange Commission, and Company guidelines. All of the nominees are currently serving as directors and a brief description of their business experience is set forth below.

Unless otherwise instructed, the proxy holders will vote for the election of Mr. Sanders, Mr. Schmidt and Mr. Stevens. If for any reason any of the nominees should become unable to serve as a director prior to the annual meeting, the proxy holders may vote for the election of a substitute nominee designated by the Board.

	Age (as of
Nominee	March 31, 2010)	Principal Occupation and Business Experience

William D. Sanders	68	William D. Sanders has served as a director of the Company since February 2007. Mr. Sanders also is founder and currently the Chairman of Verde Realty. Verde is a diversified real estate investment trust focused on the U.S.-Mexico border region. Additionally, he is a trustee of Borderplex Community Trust, a civically-formed real estate investment trust organized to acquire, develop and manage real estate, initially in the downtown El Paso, Texas area, and is Chairman of Strategic Growth Capital. Before founding Verde, Mr. Sanders was the founder, Chairman and Chief Executive Officer of Security Capital Group Incorporated, which was sold to GE Capital Corporation in 2002. Founded in 1991, Security Capital had controlling interests in eighteen public and private fully-integrated real estate operating companies, eight of which were NYSE-listed companies. He is a past Chairman of the National Association of Real Estate Investment Trusts (NAREIT) and also served on the Board of Trustees of the University of Chicago. He currently is Trustee Emeritus of the Cornell University Board of Trustees. Except as listed above, Mr. Sanders has not served as a director of a public company or a registered investment company in the past five years. Mr. Sanders’ extensive experience in successfully building and managing public companies, understanding public company governance issues, leadership positions in numerous organizations and extensive experience in real estate investment and development are key attributes, among others, which make him well qualified to serve as a director of the Company.
Ralph A. Schmidt	63	Ralph A. Schmidt has served as a director of the Company since February 2006. He joined one of the Company’s affiliates in July 2001 as Vice President — Refining and became the Company’s Chief Operating Officer in September 2005, a position he held until his retirement in August 2006. Mr. Schmidt has spent his entire working career since 1969, working in refinery operations and marketing of refined products. He has been a hands-on refinery manager at seven refineries in the United States and Europe during that time frame. He is extremely familiar with the various regulatory and operational issues confronted by independent refiners on a daily basis, and holds a Texas Professional Engineers License. In the past five years, Mr. Schmidt has not served as a director of a publicly-traded company other than Western Refining, Inc. or as a director of a registered investment company. Mr. Schmidt’s direct experience in the operation and expansion of the Company’s El Paso Refinery, as well as his career long successful operation of numerous refineries are key attributes, among others, which make him well qualified to serve as a director of the Company.

	Age (as of
Nominee	March 31, 2010)	Principal Occupation and Business Experience

Jeff A. Stevens	46	Jeff A. Stevens has served as a director of the Company since September 2005, as the Company’s President since February 2009 and as Chief Executive Officer since January 2010. Previously, Mr. Stevens served as Chief Operating Officer since April 2008, as Executive Vice President of the Company since September 2005, and as Executive Vice President of one of the Company’s affiliates from 2000 to September 2005. Mr. Stevens has spent his entire career working in the refined product production and marketing industry. He has been involved in all aspects of the Company’s operations since 2005 and in all aspects of its affiliates’ operations since 2000. In the past five years, Mr. Stevens has not served as a director of a publicly-traded company other than Western Refining, Inc. or as a director of a registered investment company. Mr. Stevens’ extensive understanding of the production and marketing of refined products and his extensive history with the Company are key attributes, among others, which make him well qualified to serve as a director of the Company.

The Board unanimously recommends a vote FOR its nominees for director.

Other Directors

The Board’s other directors whose terms will continue after the annual meeting are listed below:

	Age as of
Name	March 31, 2010	Position	Class(1)

Brian J.Hogan	48	Director	I
			2012
Scott D. Weaver	51	Director, Vice President and Assistant Treasurer	I
			2012
Carin M. Barth	47	Director	III
			2011
Paul L. Foster	52	Director, Executive Chairman	III
			2011
L. Frederick Francis	53	Director	III
			2011

(1)	Each director’s term of office expires in the year set forth opposite his or her name. Each director serves until his or her successor is chosen and qualified or until his or her earlier resignation or removal.

Brian J. Hogan has served as a director of the Company since January 2006. Since 1986, he has served as an officer of, and since 1990 as President of, Hogan Motor Leasing, Inc., a full-service regional truck leasing and transportation company. Mr. Hogan also serves as a director and Chairman of AmeriQuest Corp., a transportation and logistics resource company. In addition, he serves as a board member of Parkside Financial, Inc., on various transportation and leasing industry professional association boards and on charitable organization boards. In the past five years, Mr. Hogan has not served as a director of a publicly-traded company other than Western Refining, Inc. or as a director of a registered investment company. Mr. Hogan’s experience with transportation and logistics matters, his experience in operating a regional truck leasing and transportation company and his previous experience serving on various bank executive committees are key attributes which make him well qualified to serve as a director of the Company.

Scott D. Weaver has served as a director of the Company since September 2005. Mr. Weaver has served as one of the Company’s executive officers since September 2005, and is currently a Vice President and Assistant Treasurer of the Company. From 2000 to August 2005, he served as the Chief Financial Officer, Treasurer and Secretary of one of the Company’s affiliates. Mr. Weaver also served as Chief Administrative Officer from September 2005 to December 2007 and as interim Treasurer from September 2009 to January 2010. Mr. Weaver currently serves on the board of directors of Encore Wire Corporation, a publicly-traded copper wire manufacturing company, and on the board of directors of WIG Holdings, Inc., a privately held insurance holding company. Except as listed above, Mr. Weaver has not served as a director of a public company or a registered investment company in the past five years. Mr. Weaver’s experience in having served as the Chief Financial Officer of another public entity, his experience in serving as the Chief Financial Officer, Treasurer and Secretary of one of the Company’s affiliates, his extensive background and knowledge of the operations of the Company and his knowledge of public company finance matters are key attributes which make him well qualified to serve as a director of the Company.

Carin M. Barth has served as a director of the Company since March 2006. Ms. Barth is President of LB Capital, Inc., a firm she co-founded in 1988. Currently, Ms. Barth serves on the board of Encore Bancshares, Inc.; the board of the Methodist Hospital Research Institute; and the Board of Ronald McDonald House of Houston. In March 2008, she was appointed a Commissioner to the Department of Public Safety for the State of Texas. She has served as Chairman of the Endowment for Texas Tech University since early 2006. During 2004-2005, Ms. Barth took a leave of absence from LB Capital, Inc., to serve as Chief Financial Officer of the U.S. Department of Housing and Urban Development in Washington, D.C. From September 2006 to July 2007, she also served as Interim Senior Vice President of Finance and Administration (CFO) at Texas Southern University. In addition to the directorships listed above, in the past five years, Ms. Barth has served as a director of Amegy Bank of Texas, from 2001 to 2005. Ms. Barth’s experience in varied financial matters including as Chief Financial Officer for several entities, her experience with mergers and acquisitions, her experience in operating a private capital company and her Board service on numerous public and private company boards are key attributes, among others, which make her well qualified to serve as a director of the Company.

Paul L. Foster has served as Chairman of the Company’s Board since September 2005. Mr. Foster served as the Company’s Chief Executive Officer from September 2005 until January 2010, when he was appointed Executive Chairman of the Company. Mr. Foster also served as President from September 2005 to February 2009. Previously, Mr. Foster was the President and Chief Executive Officer of one of the Company’s affiliates. Mr. Foster has served on the board of the University of Texas System Board of Regents since 2007, where he is currently Vice Chairman. He also serves on the boards of Bank of the West, an El Paso-based bank, the University of Texas Investment Management Company (UTIMCO), and various other civic and professional organizations. Mr. Foster has spent virtually his entire career working in the refined product production and marketing industry. He is the original founder of the Company and has been involved in all aspects of the Company’s operations since 2005 and in all aspects of its affiliates’ operations since 1997. In the past five years, Mr. Foster has not served as a director of a publicly-traded company other than Western Refining, Inc. or as a director of a registered investment company. Mr. Foster’s extensive understanding of the production and marketing of refined products and his extensive history with and shareholdings in the Company are key attributes, among others, which make him well qualified to serve as a director of the Company.

L. Frederick Francis has served as a director of the Company since February 2006. He is Executive Chairman of Bank of the West, an El Paso-based bank. Mr. Francis is also Chairman of Francis Properties. In addition, he serves on the Board of Regents of the Texas Tech University System, where he is past Chairman, and the board of directors of Sierra Medical Center/Providence Memorial Hospital, where he is also past Chairman. He also serves on the boards of many other civic and charitable organizations. In the past five years, Mr. Francis has not served as a director of a publicly-traded company other than Western Refining, Inc. or as a director of a registered investment company. Mr. Francis’ experience in running and working with financial institutions, his extensive background in working with financial matters and his experience on numerous boards of directors are key attributes which make him well qualified to serve as a director of the Company.

THE BOARD AND ITS COMMITTEES

Leadership Structure

The Board is comprised of five independent outside directors and three employee directors led by the Company’s Chairman of the Board, Mr. Foster. Until January 2010, the Chairman of the Board also served as the Company’s Chief Executive Officer. However, in January 2010, the Board re-evaluated its leadership structure. In January 2010, the Board named Jeff Stevens, previously President and Chief Operating Officer, to the position of President and Chief Executive Officer. Mr. Foster was named Executive Chairman of the Company, and continues to serve as Chairman of the Board. The Board made these changes consistent with its long-term succession planning, as well as its assessment of the optimal leadership structure for the Company. The Board believes this leadership structure is best for the Company and its shareholders. The appointment of Mr. Stevens as Chief Executive Officer will enable Mr. Stevens to focus his time and attention on leading the Company. At the same time, this change will enable Mr. Foster to focus on leading the Board while still working with Mr. Stevens and other members of the Company’s executive management to provide high-level strategy and guidance for the Company. The Company’s Chief Executive Officer and Chairman have an excellent working relationship that has enabled Mr. Stevens to make a good transition into the role of Chief Executive Officer, and the Board is confident that Mr. Stevens and Mr. Foster will work cooperatively to provide sound and effective leadership to the Company and the Board. In accordance with the Company’s Bylaws and Corporate Governance Guidelines, the Nominating and Corporate Governance Committee and the Board will continue to periodically evaluate the Company’s leadership structure to ensure that the Company continues to have the optimal structure. While the Board recognizes that different structures may be appropriate for companies in different situations, the Board is confident that this leadership structure is the optimal structure for the Company at this time.

The Board considers oversight of risk management efforts to be a responsibility of the entire Board. The Board’s role in risk oversight includes receiving regular reports from members of senior management on areas of material risk to the Company, including operational, financial, liquidity, legal and regulatory, strategic and reputational risks. The Board (or the appropriate committee, in the case of risks that are under the purview of a particular committee) receives these reports from the appropriate members of management to enable the Board (or committee) to understand risk identification, risk management and risk mitigation strategies. When a report is vetted at the committee level, the chairperson of that committee subsequently reports on the matter to the Board. This enables the Board and its committees to coordinate the Board’s risk oversight role.

The Audit Committee assists the Board in monitoring the Company’s risk exposure and developing guidelines and policies to govern processes for managing risks. The Audit Committee discusses the Company’s policies with respect to risk assessment and risk management. The Audit Committee also regularly discusses risk management in the context of compliance and internal controls. The Audit Committee regularly reports on its discussions and oversight to the Board.

The Nominating and Corporate Governance Committee assists the Board in monitoring the Company’s risks incident to its governance structures and processes. The Nominating and Corporate Governance Committee discusses risk management in the context of general governance matters, including Board succession planning, among other topics. The Nominating and Corporate Governance Committee regularly reports on its discussions and oversight to the Board.

The Compensation Committee assists the Board in monitoring the risks associated with its compensation programs and practices. The Compensation Committee reviews the design and goals of the Company’s compensation programs and practices in the context of possible risks to the Company’s financial and reputational well-being as well as possible risks to the continuity of the Company’s management. The Compensation Committee regularly reports on its discussions and oversight to the Board.

The Board

The Board meets throughout the year on a set schedule. The Board also holds special meetings and acts by unanimous written consent from time to time, as appropriate. The non-management members of the Board regularly meet in executive sessions without management present. Ms. Barth presides at these executive sessions. The Board, led by Mr. Foster, has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.

The Board held thirteen meetings during fiscal year 2009 and acted pursuant to written consents in lieu of meetings on four occasions. Each director is expected to attend each meeting of the Board, those committees on which he or she serves and each annual meeting of shareholders. In 2009, all directors attended at least 75% of the meetings of the Board and the committees on which such directors served. All directors attended the 2009 Annual Meeting of Shareholders.

Independent Directors

The Board has affirmatively determined that Carin M. Barth, L. Frederick Francis, Brian J. Hogan, William D. Sanders and Ralph A. Schmidt are independent under the rules and regulations of the New York Stock Exchange and the Securities and Exchange Commission, and Company guidelines. In reaching that determination, the Board affirmatively determined that the individuals it considers independent have no material relationship with the Company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company. The Board based this determination on a review of all of the relevant facts and circumstances, including the responses of the directors to questions regarding their employment history, compensation, affiliations, and family and other relationships.

Committees of the Board

The Board has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each of these standing committees has a written charter that may be found on the Company’s website at www.wnr.com. In addition, paper copies of the charters are available free of charge to all shareholders by calling (915) 534-1400 or by writing to Lowry Barfield, Secretary, at the Company’s corporate headquarters located at 123 W. Mills Avenue, Suite 200, El Paso, Texas 79901. All of the members of each of the Company’s committees are independent directors as required by the rules and regulations of the New York Stock Exchange and the Securities and Exchange Commission, and Company guidelines. The following table shows the committees on which each director serves:

Nominating and
Director	Audit	Compensation	Governance

Scott D. Weaver	—	—	—
Brian J. Hogan	X	X	C
Jeff A. Stevens	—	—	—
Ralph A. Schmidt	—	—	X
William D. Sanders	—	X	X
Paul L. Foster	—	—	—
L. Frederick Francis	X	C	X
Carin M. Barth	C	X	X

C — Chairperson
X — Member

Audit Committee.  The Audit Committee met ten times, either in person or by telephone, in 2009. Among other responsibilities, the Audit Committee:

•	Directly hires and replaces the independent auditors as appropriate;

•	Evaluates the performance of, independence of, and pre-approves the services provided by, the independent auditors;

•	Discusses the Company’s accounting principles and financial reporting procedures with management, internal auditors and independent auditors;

•	Reviews with management, internal auditors and independent auditors the Company’s annual and quarterly financial statements and recommends to the Board whether the annual financial statements should be included in the Company’s annual report;

•	Oversees the internal auditing functions, processes and controls and compliance by the Company with certain legal and regulatory requirements;

•	Established procedures for and oversees handling of complaints regarding accounting, internal accounting controls and auditing matters, including procedures for the confidential, anonymous submission by employees of the Company of concerns regarding accounting or auditing matters; and

•	Prepares the Audit Committee report required by the rules of the Securities and Exchange Commission.

In performing its functions and to promote the independence of the audit, the Audit Committee consults separately and jointly with the independent auditors, the Company’s internal auditors and management. The Board has determined that Ms. Barth is an “audit committee financial expert” as that term is defined in the rules and regulations of the Securities and Exchange Commission.

Compensation Committee.  The Compensation Committee met five times, either in person or by telephone, in 2009, acted pursuant to a written consent in lieu of meeting on one occasion. Among other responsibilities, the Compensation Committee:

•	Reviews and approves the Company’s compensation and benefits policies generally, including any incentive compensation and equity-based plans that are subject to Board approval;

•	Evaluates the performance of the executive officers of the Company;

•	Reviews and approves all compensation for the CEO and each of the Company’s executive officers;

•	Reviews and makes recommendations to the Board with respect to the compensation of non-employee directors;

•	Reviews the succession plan for the CEO and, in consultation with the CEO, periodically reviews the succession planning for the other executive officers; and

•	Reviews and discusses the Compensation Discussion and Analysis (the “CD&A”) with management and makes a recommendation to the Board as to its inclusion in the Proxy Statement.

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee met five times, either in person or by telephone, in 2009. Among other responsibilities, the Nominating and Corporate Governance Committee:

•	Identifies individuals believed to be qualified to become members of the Board and recommends to the Board the nominees to stand for election as directors at the annual meeting of shareholders, or to fill any vacancies or newly created directorships that may occur between such meetings;

•	Makes recommendations to the Board as to changes that the Nominating and Corporate Governance Committee believes to be desirable to the size of the Board and any committee of the Board and to the types of committees of the Board;

•	Makes recommendations to the Board regarding the composition of the committees of the Board;

•	Makes recommendations to the Board as to determinations of director independence;

•	Adopted and reviews policies and procedures regarding the consideration of candidates recommended by shareholders;

•	Developed and recommended to the Board a set of corporate governance guidelines and codes of ethics, and reviews and oversees compliance with such guidelines and codes; and

•	Leads the Board and its committees in their annual self-evaluation procedures.

The Nominating and Corporate Governance Committee has procedures for identifying and evaluating nominees to serve as directors. First, the committee determines the needs of the Board. Qualifications for consideration as a Board nominee vary according to the particular areas of expertise being sought as a complement to the existing Board composition. At a minimum, however, candidates must satisfy the following criteria:

•	Business and/or professional knowledge and experience applicable to the Company’s business and the goals and perspectives of its shareholders;

•	Be well regarded in the community, with a long-term, good reputation for the highest ethical standards;

•	Have good common sense and judgment;

•	Have a positive record of accomplishment in present and prior positions;

•	Have an excellent reputation for preparation, attendance, participation, interest and initiative on other boards on which he or she may serve; and

•	Have the time, energy, interest and willingness to become involved in the Company’s business and future.

The Nominating and Corporate Governance Committee will consider nominees properly recommended by a shareholder who is entitled to vote at a meeting of shareholders called for the election of directors. Nominations made by a shareholder must be made by giving notice in writing to the Company’s Secretary before the later to occur of: (i) 60 days prior to the date of the meeting of shareholders called for the election of directors; or (ii) 10 days after the Board makes public disclosure of the date of such meeting. In no event shall the public disclosure of an adjournment of an annual meeting of shareholders commence a new time period for the giving of a shareholder’s notice as described above. Such shareholder’s notice must set forth the following information as to each person whom the shareholder proposes to nominate for election or re-election as a director: (i) the name, age, business address and residence address of such person; (ii) the principal occupation or employment of such person; (iii) the class and number of shares of capital stock of the Company that are then beneficially owned by such person; (iv) any other information relating to such person that is required by law or regulation to be disclosed in solicitations of proxies for the election of directors; and (v) such person’s written consent to being named as a nominee for election as a director and to serve as a director if elected. Such shareholder’s notice must also set forth the following information as to the shareholder giving the notice: (i) the name and address, as they appear in the Company’s stock records, of such shareholder; (ii) the class and number of shares of capital stock of the Company that are then beneficially owned by such shareholder; (iii) a description of all arrangements or understandings between such shareholder and each nominee for election as a director and any other person or persons (naming such person or persons) relating to the nomination proposed to be made by such shareholder; and (iv) any other information required by law or regulation to be provided by a shareholder intending to nominate a person for election as a director of the Company. The Nominating and Corporate Governance Committee does not evaluate potential nominees for director differently based on whether they are recommended by the Company’s officers or directors or by a shareholder.

Corporate Governance Guidelines

The Company has adopted a set of corporate governance guidelines. A copy of the corporate governance guidelines may be found on the Company’s website at www.wnr.com. In addition, paper copies of the corporate governance guidelines are available to all shareholders free of charge by calling (915) 534-1400 or by writing to Lowry Barfield, Secretary, at the Company’s corporate headquarters located at 123 W. Mills Avenue, Suite 200, El Paso, Texas 79901. The guidelines set out the Company’s and the Board’s thoughts on, among other things, the following:

•	The role of the Board and management;

•	The functions of the Board and its committees and the expectations the Company has for its directors;

•	The selection of directors, the Chairman of the Board, and the Chief Executive Officer;

•	Election terms, retirement of directors, and management succession;

•	Compensation of directors; and

•	Evaluating director performance.

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics that applies to all directors, executives and employees and a Code of Ethics for Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer. These Codes are posted on the Company’s website at www.wnr.com. In addition, paper copies of these Codes are available to all shareholders free of charge by calling (915) 534-1400 or by writing to Lowry Barfield, Secretary, at the Company’s corporate headquarters located at 123 W. Mills Avenue, Suite 200, El Paso, Texas 79901. Within the time period required by the Securities and Exchange Commission and the New York Stock Exchange, the Company will post on its website (www.wnr.com) any amendments to these Codes and any waiver applicable to any of the Company’s Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer.

Communications with the Board

The Board has established a process for interested parties to communicate with the Board including the non-management members of the Board. Any interested party wishing to communicate with the Board or the non-management directors as a group should send any communication to Lowry Barfield, Secretary, Western Refining, Inc., 123 W. Mills Avenue, Suite 200, El Paso, Texas 79901. The Secretary will forward such communication to the Board or to any individual director or directors to whom the communication is directed, unless the Secretary determines that the communication does not relate to Company business or affairs or the functioning or constitution of the full Board or any of its committees, relates to routine or insignificant matters that do not warrant the attention of the directors, is an advertisement or other commercial solicitation or communication, is frivolous or offensive or is otherwise not appropriate for delivery to the directors. The director or directors who receive any such communication will have discretion to determine whether the subject matter of the communication should be brought to the attention of the full Board or one or more of its committees and whether any response to the person sending the communication is appropriate. Any such response will be made through the Secretary and only in accordance with the Company’s policies and procedures as well as all applicable law and regulations relating to the disclosure of information.

2009 DIRECTOR COMPENSATION

The Company uses a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on its Board, and also allows its directors to take some or all of their cash compensation in restricted Company stock. In setting non-employee director compensation, the Compensation Committee and the Board considers the significant amount of time that directors spend fulfilling their duties to the Company, the skill and experience required of the directors, alignment of the interests of the directors with the interests of shareholders, and other factors.

To establish non-employee director compensation for 2009, the Compensation Committee utilized Pearl Meyer & Partners (“Pearl Meyer”). The Compensation Committee had previously retained Pearl Meyer to provide the Compensation Committee with an analysis of the Company’s non-employee director compensation, competitive data and associated recommendations regarding non-employee director compensation levels. Pearl Meyer provided this report in November 2007. Pearl Meyer identified and utilized a selected peer group1(, a survey group from the 2006/2007 National Association of Corporate Directors and other sources to assist it in providing the Compensation Committee with this compensation analysis. The Compensation Committee noted Pearl Meyer’s conclusion that the Company’s compensation for non-employee directors fell below the median

(1 The peer group for 2007 consisted of the following companies: 1- Valero Energy Corp.; 2- Sunoco Inc.; 3- Hess Corp.; 4- Tesoro Corp.; 5- Murphy Oil Corp.; 6- Frontier Oil Corp.; and 7- Holly Corp.

compensation for the selected peer group. On November 20, 2008, the Board voted to increase the retainer paid to non-employee directors for 2009 from $40,000 in 2008 to $45,000, and to increase the annual equity grant paid to non-employee directors from $60,000 in 2008 to $100,000. The Board voted to maintain the 2009 meeting fees and annual chairperson fees at 2008 levels, equal to $1500 per meeting attended for the meeting fees and annual chairperson fees of $15,000 to the chairperson of the Audit Committee and $10,000 to the chairperson of each other committee. The Board further resolved to give each director the option to take some or all of their 2009 cash compensation in restricted Company stock at 150% of the cash value, which stock would vest ratably over a three-year period. All non-employee directors elected to take all of their 2009 cash compensation in restricted Company stock. On December 30, 2008, the Board also approved a non-qualified deferred compensation plan for non-employee directors. All non-employee directors elected to defer all of their 2009 compensation under the non-qualified deferred compensation plan. In 2009, none of the Company’s directors was granted or held any options or stock appreciation rights, and none participated in a Company pension plan. The Company’s non-employee directors received the following compensation for 2009:

					Change in
					Pension
					Value and
	Fees				Non-Qualified
	Earned or			Non-Equity	Deferred
	Paid in	Stock	Option	Incentive Plan	Compensation	All Other
	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)	($) (1)	($)	($)	($)	($)	($)

Carin M. Barth	—	204,355	—	—	—	—	204,355
L. Frederick Francis	—	199,741	—	—	—	—	199,741
Brian J. Hogan	—	199,741	—	—	—	—	199,741
Ralph A. Schmidt	—	160,439	—	—	—	—	160,439
William D. Sanders	—	176,079	—	—	—	—	176,079

(1)	Directors were each granted restricted stock in 2009 as provided in the summary above. The Grant Date Fair Value is computed in accordance with Financial Accounting Standards Codification Topic 718, Compensation, Stock Compensation (FASB ASC 718). The stock awards are based on the aggregate grant date fair values of the awards.

Messrs. Foster, Stevens and Weaver, all of whom are officers, do not receive compensation for their service as directors. Directors are reimbursed for all reasonable out-of-pocket expenses that they incur in attending meetings and serving on the Board.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Officers

The Company’s executive officers are as follows (as of March 31, 2010):

	Age as of
Name	March 31, 2010	Position

Paul L. Foster	52	Executive Chairman
Jeff A. Stevens	46	President and Chief Executive Officer
Mark J. Smith	50	President — Refining and Marketing
Gary R. Dalke	57	Chief Financial Officer
William R. Jewell	55	Chief Accounting Officer
Lowry Barfield	52	Senior Vice President — Legal, General Counsel and Secretary
Jeffrey S. Beyersdorfer	48	Senior Vice President — Treasurer, Director of Investors Relations and Assistant Secretary
Scott D. Weaver	51	Vice President, Assistant Treasurer and Assistant Secretary

See “Other Directors” for the biographies of Mr. Foster and Mr. Weaver and “Nominees” for the biography of Mr. Stevens.

Mark J. Smith has served as the Company’s Executive Vice President — Refining since August 2006. On February 3, 2009, Mr. Smith was promoted to President — Refining and Marketing of the Company. From September 2000 to August 2006, Mr. Smith served as Vice President and General Manager, Lemont Refinery, for CITGO Petroleum Corporation, where he was responsible for all business and operational aspects of the Lemont business unit.

Gary R. Dalke has served as the Company’s Chief Financial Officer since August 2005. Previously, from 2003 until August 2005, Mr. Dalke served as the Chief Accounting Officer of one of the Company’s affiliates. From September 2005 to June 2007, Mr. Dalke also served as Treasurer.

William R. Jewell has served as the Company’s Chief Accounting Officer since July 2007. From 2001 to 2007, Mr. Jewell was with KPMG LLP, where he last served as an Assurance Senior Manager.

Lowry Barfield served as the Company’s primary outside counsel from 1999 until November 2005 when he joined the Company as Vice President — Legal, General Counsel and Secretary. In 2007, Mr. Barfield was promoted to Senior Vice President — Legal, General Counsel and Secretary. From September 2004 to November 2005, Mr. Barfield ran his own firm, Barfield Law, based in Miami, Florida.

Jeffrey S. Beyersdorfer has served as the Company’s Senior Vice President — Treasurer and Director of Investor Relations since January 2010. From 2008 to June 2009, Mr. Beyersdorfer served as Corporate Treasurer of FMC Technologies, Inc., where he was responsible for treasury operations, balance sheet management, foreign exchange and risk management. From 2002 to 2007, Mr. Beyersdorfer served as Vice President — Treasurer of Smurfit-Stone Container Corporation, where he was responsible for treasury operations, balance sheet management, pension plans, credit and collections and risk management.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Elements and Objectives

The objectives of the Company’s executive officer compensation are to have a compensation program which will allow the Company to attract and retain nationally-recognized, highly-qualified executive officers to manage and lead the Company and to do so in a way that meaningfully aligns the interests of the executive officers with the interests of shareholders. The Company typically compensates executive officers with a combination of base salary, cash bonus and equity compensation which is designed to be competitive with comparable employers and structured to align their compensation with the interests of shareholders. The Company does not have any specific stock ownership guidelines for its executive officers.

Compensation Reward Goals

The Company’s compensation program is designed to fairly compensate the executive officers and to provide incentive compensation to reward earnings growth, reliability, safety and environmental performance as well as achievement and implementation of specific Company goals which advance the interests of the Company.

Compensation Process

The compensation paid to the executive officers for 2009 was determined by the Compensation Committee, in its discretion, based largely upon what the Compensation Committee thought was necessary for the Company to meet the objectives outlined above as well as the Compensation Committee’s assessment of the economic conditions and industry environment in which the Company has been operating.

In June 2009, the Compensation Committee retained the compensation consulting firm of Pearl Meyer to provide the Compensation Committee with an analysis of the Company’s executive officer compensation and to provide the Compensation Committee with competitive data and associated recommendations regarding compensation levels and equity vehicles most appropriate to the objectives and goals outlined above. Pearl Meyer identified and utilized a selected peer group2(, a private executive survey and a private general executive compensation database to assist it in providing the Compensation Committee with this compensation analysis. Pearl Meyer was principally retained to assist the Compensation Committee in assessing compensation for 2009 and in assisting the Compensation Committee in developing a longer range long-term incentive plan for the Company. See Proposal 3: 2010 Incentive Plan of Western Refining, Inc. at page 25.

Over time, the general goal of the Compensation Committee is to compensate the executive officers in a competitive median range of the total compensation amounts paid to executives employed by companies in the Company’s peer group and to allocate this compensation between base salary, bonus and equity compensation. The Compensation Committee’s goal is to do this in a manner that will meet the objectives and goals outlined above. The Compensation Committee, however, will use the peer group information as a guideline and not as a formulaic approach to compensation levels.

The Compensation Committee also met with and discussed appropriate 2009 executive officer compensation with the Company’s Chief Executive Officer, Mr. Stevens, and its Executive Chairman, Mr. Foster. These meetings were designed to ensure a full and candid discussion between management and the Compensation Committee as to appropriate levels and forms of compensation for executive officers for 2009.

Base Salaries

The 2009 base salaries of the Company’s executive officers are designed to provide a level of assured cash compensation to the executive officers based primarily upon job responsibilities, individual experience, professional status and accomplishments of each executive officer. The Compensation Committee did not formally benchmark its 2009 base salary amounts against a peer or survey group and did not utilize compensation consultants to provide an analysis of these amounts. However, the Compensation Committee generally reviewed work previously performed for the Compensation Committee by Pearl Meyer. The Compensation Committee had previously retained Pearl Meyer in November 2006 to provide the Compensation Committee with an analysis of the Company’s executive officer compensation, competitive data and associated recommendations regarding compensation levels and equity vehicles. Pearl Meyer identified and

(2 The peer group for 2009 consisted of the following companies: 1- Ashland Inc.; 2- CVR Energy Inc.; 3- Eastman Chemical Co.; 4- El Paso Corp.; 5- Frontier Oil Corp.; 6- Holly Corp.; 7- Sunoco Inc.; 8- Tesoro Corp.; 9- Valero Energy Corp.; 10-Williams Companies, Inc.

utilized a selected peer group3(, a private executive survey and a private general executive compensation database to assist it in providing the Compensation Committee with this compensation analysis. In August 2007, the Compensation Committee again retained Pearl Meyer to update this report for 2007, including the selected peer group4(. While the Compensation Committee did not formally benchmark the 2009 base salary amounts for the executive officers against the Pearl Meyer work, the Compensation Committee noted Pearl Meyer’s consistent conclusion that the Company’s base salaries for executive officers fell significantly below the median base salaries for the selected peer group. After assessing the objectives of the Company’s base salary compensation and the factors discussed above, and in light of the economic environment which was expected for 2009, the Compensation Committee concluded that the 2009 base salaries for executive officers should remain the same as they were at the end of 2008. In February 2009, Mr. Smith was promoted to the position of President — Refining and Marketing and received a commensurate salary adjustment. In 2009, the Company’s Chief Executive Officer was Mr. Foster and the Compensation Committee determined $730,080 was appropriate for his base salary. At the beginning of 2009, Mr. Stevens was the Company’s Chief Operating Officer and also became President in February 2009, and the Compensation Committee determined $567,840 was appropriate for his base salary.

Subsequently, effective on November 27, 2009, the base salary of Mr. Foster and of Mr. Stevens were reduced to the nominal amount of $10,000 where they currently remain. In addition, effective November 27, 2009, the Compensation Committee reduced other executive officer compensation by approximately five (5) percent with the exception of Mr. Weaver, whose salary was also reduced to a nominal $10,000. These base salary reductions were based upon a proposal from management that these reductions would be appropriate in light of the current economic conditions and industry environment in which the Company has been operating.

Bonuses

The Compensation Committee historically awarded bonuses to the Company’s executive officers based on a specified percentage of the executive officer’s base salary for the bonus plan year, provided certain performance targets had been met. The Compensation Committee also had discretion to award discretionary bonus compensation to the Company’s executive officers.

The Compensation Committee discussed bonuses for executive officers with respect to fiscal year 2009 on several occasions. However, no formal bonus plan was adopted. In April 2010, the Compensation Committee met and determined that, in light of the current economic conditions and industry environment in which the Company has been operating, executive officers would not receive bonuses for 2009.

Long-Term Incentives

Long-term incentive compensation is an important component of the total compensation program for the Company’s executive officers. Long-term incentive compensation is intended to be a key element in driving the creation of value for investors and to help ensure stability of the Company’s executive officers. Equity awards are provided under the Long-Term Incentive Compensation Plan (the “LTIP”) that has been in place since 2006. Approval of Proposal 3: 2010 Incentive Plan of Western Refining Inc. would supplement the awards available under the LTIP to continue to enable the Company to attract and retain employees who have substantial responsibility for the management and growth of the Company and to enable those employees to acquire and/or increase their proprietary interest in the Company, thereby aligning their interests with the interests of the Company’s shareholders and encouraging them to continue their employment with the Company. The proposed 2010 Incentive Plan is described on page 25 of this Proxy Statement and is being submitted to the shareholders for their vote at the 2010 Annual Meeting of Shareholders.

(3 The peer group for 2006 consisted of the following companies: 1- Valero Energy Corp.; 2- Sunoco Inc.; 3- Hess Corp.; 4- Tesoro Corp.; 5- Murphy Oil Corp.; 6- Frontier Oil Corp.; 7- Giant Industries, Inc.; 8- Holly Corp; 9- Delek US Holdings, Inc.; and, 10- Alon USA Energy, Inc.
(4 The peer group for 2007 consisted of the following companies: 1- Valero Energy Corp.; 2- Sunoco Inc.; 3- Hess Corp.; 4- Tesoro Corp.; 5- Murphy Oil Corp.; 6- Frontier Oil Corp.; and 7- Holly Corp.

Termination Payments

All of the current Named Executive Officers (as defined below) have employment agreements with the Company. If one of these Named Executive Officers’ employment is involuntarily terminated without cause, the Named Executive Officer will be entitled to severance in an amount equal to two times the executive officer’s annual base salary, to be paid over a two-year period in monthly payments equal to one-twelfth of his annual base salary. If such involuntary termination occurs during a change of control period, this severance amount will be paid to Messrs. Smith, Dalke and Barfield in a lump sum and its calculation will include bonuses received by the executive officer. In addition to severance payment(s), the Named Executive Officer may be entitled to continue participating in certain employee benefit plans for a period of up to two years. The Compensation Committee thinks these termination payments are consistent with the Company’s compensation goals and objectives as well as the practices of the Company’s peer group. Two of the Company’s executive officers, Mr. Foster and Mr. Stevens, amended their employment contracts in December 2008 to provide that upon termination during a change of control period, they will be paid two times their base salary but will receive no further additional or extraordinary compensation.

The Compensation Committee thinks these agreements and termination payments, as outlined above, are necessary for the Company to attract and retain executive officers nationally recognized for their expertise, talent and accomplishments in their specific areas of responsibility at the Company.

The above description of the Employment Agreements does not purport to be a complete statement of the parties’ rights and obligations thereunder. The above statements are qualified in their entirety by reference to the Employment Agreements, which have been filed as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

COMPENSATION COMMITTEE REPORT

The following report of the Compensation Committee of the Board on executive compensation shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission nor shall this information be incorporated by reference into any future filing made by the Company with the Securities and Exchange Commission, except to the extent that the Company specifically incorporates it by reference into any filing.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and, based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee

L. Frederick Francis, Chairperson
Carin M. Barth
Brian J. Hogan
William D. Sanders

Executive Compensation

The following table sets forth information regarding compensation earned by the Chief Executive Officer, the Chief Financial Officer and the three most highly compensated officers other than the Chief Executive Officer and the Chief Financial Officer for services rendered in all capacities to the Company and its subsidiaries for 2009. These five executive officers are the “Named Executive Officers.” None of these executive officers have been granted or hold any options or SARs and none participate in a pension plan or a non-qualified deferred compensation plan.

SUMMARY COMPENSATION TABLE

					Non-Equity
				Stock	Incentive Plan	All Other
		Salary	Bonus	Awards	Compensation	Compensation	Total
Name and Principal Position	Year	($)	($)	($) (1)	($) (2)	($) (3)	($)

Paul L. Foster	2009	646,994	—	242,624	—	30,184	919,802
Executive Chairman	2008	726,840	363,420	811,283	—	36,838	1,938,381
	2007	698,885	—	166,563	—	34,454	899,902
Gary R. Dalke	2009	350,013	—	116,640	—	30,184	496,837
Chief Financial Officer	2008	349,442	174,721	54,773	—	34,091	613,027
	2007	330,289	—	69,290	331,000	33,616	764,195
Jeff A. Stevens	2009	503,474	—	188,711	—	24,684	716,869
President and Chief Executive Officer	2008	565,320	282,660	631,001	—	27,910	1,506,891
	2007	543,577	—	130,585	—	37,294	711,456
Mark J. Smith	2009	439,925	—	125,803	—	31,572	597,300
President — Refining & Marketing	2008	376,880	188,440	269,044	—	31,956	866,320
	2007	362,385	—	87,945	363,000	23,396	836,726
Lowry Barfield	2009	311,238	—	103,680	—	30,685	445,603
Senior Vice President — Legal,	2008	310,615	155,308	257,747	—	34,767	758,437
General Counsel and Secretary	2007	294,231	—	63,960	295,000	32,478	685,689

(1)	The Grant Date Fair Value is computed in accordance with FASB ASC 718. The stock awards are based on the aggregate grant date fair values of the awards.

(2)	See the “Grants of Plan-Based Awards” table for more information on these awards.

(3)	The following is the detail of all other compensation:

			Company
			401(k) Plan	Life
		Car Allowance	Contribution	Insurance	Club Dues	Total
Name	Year	($)	($)	($)	($)	($)

Paul L. Foster	2009	7,500	22,000	684	—	30,184
Gary R. Dalke	2009	7,500	22,000	684	—	30,184
Jeff A. Stevens	2009	7,500	16,500	684	—	24,684
Mark J. Smith	2009	7,500	22,000	684	1,388	31,572
Lowry Barfield	2009	7,500	22,000	684	501	30,685

Through April 30, 2009, certain executive officers were allowed to use the airplane operated by the Company for personal use, however, they were required to reimburse the Company for this use at the maximum rate allowed by the Federal Aviation Administration (“FAA”) regulations applicable to the airplane operated by the Company. The Company believes this rate is approximately equal to fair market value for this personal use. From January 1, 2009, through April 30, 2009, Mr. Foster paid the Company $345,535 (including excise taxes), for an aggregate of 70.4 hours of personal use of the airplane operated by Western. Thus, no amount has been included in other compensation for personal use of the airplane. Effective May 1, 2009, the non-exclusive aircraft lease with an entity controlled by Mr. Foster was terminated by the Company and, as a result, it no longer operates a private aircraft.

GRANTS OF PLAN-BASED AWARDS — FISCAL 2009

									Other
								Other	Option
								Stock	Awards:		Fair
								Awards:	Number	Exercise	Market
		Estimated Possible Payouts Under			Estimated Future			Number of	of	or Base	Value of
		Non-Equity Incentive Plan			Payouts Under Equity			Shares	Securities	Price of	Stock and
		Awards			Incentive Plan Awards			of Stock	Underlying	Option	Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)(1)	(#)	($/Sh)	($)(2)

Paul L. Foster	3/26/09	—	—	—	—	—	—	18,721	—	—	242,624
Gary R. Dalke	3/26/09	—	—	—	—	—	—	9,000	—	—	116,640
Jeff A. Stevens	3/26/09	—	—	—	—	—	—	14,561	—	—	188,711
Mark J. Smith	3/26/09	—	—	—	—	—	—	9,707	—	—	125,803
Lowry Barfield	3/26/09	—	—	—	—	—	—	8,000	—	—	103,680

(1)	This column represents restricted stock grants made in March 2009 to executive officers for the executive officers’ 2008 compensation under the 2008 Performance Bonus Plan for Executive Officers.

(2)	The grant date fair market value is computed in accordance with FASB ASC 718.

OPTION EXERCISES AND STOCK VESTING — FISCAL 2009

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized on
	Acquired on Exercise	on Exercise	Acquired on Vesting	Vesting
Name	(#)	($)	(#)	($)

Paul L. Foster	—	—	21,497	278,601
Gary R. Dalke	—	—	2,178	28,227
Jeff A. Stevens	—	—	16,733	216,860
Mark J. Smith	—	—	15,872	151,280
Lowry Barfield	—	—	15,302	183,229

OUTSTANDING EQUITY AWARDS AT FISCAL 2009 YEAR END

	Option Awards					Stock Awards
								Equity	Equity
								Incentive	Incentive
								Plan	Plan
								Awards:	Awards:
			Equity					Number	Market or
			Incentive					of	Payout
			Plan					Unearned	Value of
	Number	Number	Awards:			Number	Market	Shares,	Unearned
	of	of	Number of			of	Value of	Units or	Shares,
	Securities	Securities	Securities			Shares	Shares or	Other	Units or
	Underlying	Underlying	Underlying			or Units	Units of	Rights	Other
	Unexercised	Unexercised	Unexercised	Option		of Stock	Stock That	That	Rights
	Options	Options	Unearned	Exercise	Option	That Have	Have Not	Have Not	That Have
	(#)	(#)	Options	Price	Expiration	Not Vested	Vested	Vested	Not Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)(1)	($)	(#)	($)

Paul L. Foster	—	—	—	—	—	59,630	280,857	—	—
Gary R. Dalke	—	—	—	—	—	12,487	58,814	—	—
Jeff A. Stevens	—	—	—	—	—	46,392	218,506	—	—
Mark J. Smith	—	—	—	—	—	23,683	111,547	—	—
Lowry Barfield	—	—	—	—	—	21,135	99,546	—	—

(1)	Mr. Foster was granted 58,240 shares in 2008, one-third of which vested in each of 2009 and 2010, with the remainder to vest on March 28, 2011. On March 26, 2009, Mr. Foster was granted 18,721 shares, one-third of which vested on March 26, 2010, with the remainder to vest in equal installments on March 28,

2011, and March 27, 2012. Mr. Dalke was granted 3,932 shares in 2008, one-third of which vested in each of 2009 and 2010, with the remainder to vest on March 28, 2011. On March 26, 2009, Mr. Dalke was granted 9,000 shares, one-third of which vested on March 26, 2010, with the remainder to vest in equal installments on March 28, 2011, and March 27, 2012. Mr. Stevens was granted 45,298 shares in 2008, one-third of which vested in each of 2009 and 2010, with the remainder to vest on March 28, 2011. On March 26, 2009, Mr. Stevens was granted 14,561 shares, one-third of which vested on March 26, 2010, with the remainder to vest in equal installments on March 28, 2011, and March 27, 2012. Mr. Smith was granted 19,314 shares in 2008, one-third of which vested in each of 2009 and 2010, with the remainder to vest on March 28, 2011. On March 26, 2009, Mr. Smith was granted 9,707 shares, one-third of which vested on March 26, 2010, with the remainder to vest in equal installments on March 28, 2011, and March 27, 2012. Mr. Barfield was granted 18,503 shares in 2008, one-third of which vested in each of 2009 and 2010, with the remainder to vest on March 28, 2011. On March 26, 2009, Mr. Barfield was granted 8,000 shares, one-third of which vested on March 26, 2010, with the remainder to vest in equal installments on March 28, 2011, and March 27, 2012.

NON-QUALIFIED DEFERRED COMPENSATION AND PENSION BENEFITS

None of the executive officers received any non-qualified deferred compensation or is covered by a pension plan. Thus, the tables relating to this type of compensation are not included.

TERMINATION AND CHANGE OF CONTROL PROTECTION

The Company has employment agreements with Mr. Smith, Mr. Dalke and Mr. Barfield which cover payments in the case of involuntary termination and termination related to a change of control. If one of these individuals’ employment is involuntarily terminated without cause, the employee will be entitled to severance in an amount equal to two times the employee’s annual base salary, to be paid over a two-year period in monthly payments equal to one-twelfth of his annual base salary. In addition to severance payments, the employee will be entitled to continue participating in certain employee benefit plans for a period of up to two years. If such involuntary termination occurs during a change of control period (as defined in the relevant employment agreements and amendments thereto), this severance amount will be paid in a lump sum and its calculation will include bonuses received by the officer and unvested stock awards will become immediately vested. The employment agreements do not provide for any gross up to cover any applicable excise or income tax that may be incurred due to the severance payment. The employment agreements are for three-year terms and will be automatically extended for successive one-year terms unless either party gives written notice within 180 days prior to the end of the term to the other party that such party desires not to renew the employment agreement. The executives are subject to a non-compete under the terms of the employment agreements for a period of two years following the date of termination, and are also subject to confidentiality obligations.

The Company also has similar employment agreements with Mr. Foster and Mr. Stevens. In 2006, these agreements were amended to delete the provisions for a termination that occurs during a change of control period. Thus, Mr. Foster and Mr. Stevens will only receive payments in the case of an involuntary termination without cause, regardless of whether such termination occurs during a change of control period. The payments will be equal to two times the employee’s annual base salary, to be paid over a two-year period in monthly payments equal to one-twelfth of the employee’s annual base salary. In addition to severance payments, Mr. Foster and Mr. Stevens will be entitled to continue participating in certain employee benefit plans for a period of up to two years. Assuming a termination occurred at December 31, 2009, the following severance payments would be applicable for each Named Executive Officer listed.

INVOLUNTARY TERMINATION (OUTSIDE OF CHANGE OF CONTROL PERIOD)

			Non-Vested
		Value of	Restricted
		Employee	Stock Subject
	Severance	Benefits to be	to Vesting
	Payment	Continued	Acceleration
Name	($)	($)	(# of shares)

Paul L. Foster	1,460,160	19,649	—
Gary R. Dalke	702,000	19,649	—
Jeff A. Stevens	1,135,680	19,649	—
Mark J. Smith	900,000	19,649	—
Lowry Barfield	624,000	19,649	—

INVOLUNTARY TERMINATION (WITHIN CHANGE OF CONTROL PERIOD)

			Non-Vested
		Value of	Restricted
		Employee	Stock Subject
	Severance	Benefits to be	to Vesting
	Payment	Continued	Acceleration
Name	($)	($)	(# of shares)

Paul L. Foster	1,460,160	19,649	—
Gary R. Dalke	1,228,500	19,649	12,487
Jeff A. Stevens	1,135,680	19,649	—
Mark J. Smith	1,575,001	19,649	46,392
Lowry Barfield	1,092,000	19,649	21,135

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of the common stock of the Company as of March 31, 2010, by:

•	each director and nominee for director;

•	each executive officer named in the summary compensation table;

•	each person known by the Company to beneficially own more than 5% of the outstanding common stock of the Company; and

•	all of the Company’s executive officers and directors as a group.

The number of shares and percentage of beneficial ownership set forth below are based on 88,892,657 shares of common stock of the Company issued and outstanding as of March 31, 2010. Except as indicated by footnote, and subject to applicable community property laws, the persons named in the table below have sole voting and dispositive power with respect to all shares of common stock shown as beneficially owned by them, and their address is 123 W. Mills Avenue, Suite 200, El Paso, Texas 79901.

	Amount and Nature of
Name	Beneficial Ownership	Percent of Class

Paul L. Foster(1)	28,550,440	32.1%
Jeff A. Stevens(2)	5,297,044	6.0%
Ralph A. Schmidt(3)	1,487,638	1.7%
Scott D. Weaver(4)	1,609,868	1.8%
Gary R. Dalke(5)	189,667	0.2%
L. Frederick Francis(6)	152,432	0.2%
Brian J. Hogan(7)	65,958	0.1%
Carin M. Barth(8)	59,479	0.1%
Mark J. Smith(9)	44,615	0.1%
Lowry Barfield(10)	41,300	—
William D. Sanders(11)	35,405	—
All directors and officers as a group (13 persons)	37,633,287	42.3%
Other 5% or more shareholders:
FMILP(12)	19,277,914	21.7%
WRCRC(13)	807,302	0.9%
Total shares outstanding as of March 31, 2010 (not including treasury shares)	88,892,657	100%

(1)	Of the shares indicated as beneficially owned by Mr. Foster, 785,314 shares are beneficially owned by WRC Refining Company (“WRCRC”), in which Mr. Foster holds a 97.3% interest, 19,277,914 are beneficially owned by Franklin Mountain Investments Limited Partnership (“FMILP”), in which Mr. Foster holds an 89.6% interest, and 31,895 are restricted shares that will vest over three years from the date of grant and over which Mr. Foster has sole voting power. Mr. Foster is the controlling shareholder and Chief Executive Officer of WRCRC and the sole shareholder and President of Franklin Mountain G.P., LLC, the General Partner of FMILP, and as such, may be deemed to have dispositive power over the shares owned by WRCRC and FMILP. Mr. Foster is a party to a voting agreement, as amended and restated on March 19, 2009, or the “Voting Agreement,” with WRCRC, FMILP, Jeff A. Stevens, Ralph A. Schmidt and Scott D. Weaver pursuant to which he has the power, as of March 19, 2009, to vote 36,363,600 shares of the Company held by such parties until the earlier of his death or incapacity, or August 2, 2017. Mr. Foster hereby disclaims the beneficial ownership of the shares of the Company that are subject to the Voting Agreement and held by Messrs. Stevens, Schmidt and Weaver, as well as the shares corresponding to their interests in WRCRC.

(2)	Of the shares indicated as beneficially owned by Mr. Stevens, 14,134 shares are beneficially owned by WRCRC in which Mr. Stevens holds a 1.8% interest and 24,807 shares are restricted shares that will vest over three years from the date of grant and over which shares Mr. Stevens has sole voting power. Of the remaining 5,258,103 shares beneficially owned by Mr. Stevens, Mr. Stevens has sole voting and sole dispositive power over 173,285 shares and Mr. Stevens has sole dispositive power and Paul L. Foster has sole voting power over 5,084,818 shares pursuant to the Voting Agreement.

(3)	Of the shares indicated as beneficially owned by Mr. Schmidt, 3,927 shares are beneficially owned by WRCRC, in which Mr. Schmidt holds a 0.5% interest, and 27,014 shares are restricted shares that will vest over three years from the date of grant and over which shares Mr. Schmidt has sole voting power. Of the remaining 1,456,697 shares beneficially owned by Mr. Schmidt, Mr. Schmidt has sole voting and sole dispositive power over 8,581 shares and Mr. Schmidt has sole dispositive power and Paul L. Foster has sole voting power pursuant to the Voting Agreement over 1,448,116 shares.

(4)	Of the shares indicated as beneficially owned by Mr. Weaver, 3,927 shares are beneficially owned by WRCRC, in which Mr. Weaver holds a 0.5% interest and 14,857 shares are restricted shares that will vest over three years from the date of grant and over which shares Mr. Weaver has sole voting power. Of the remaining 1,591,084 shares beneficially owned by Mr. Weaver, Mr. Weaver has sole voting and sole dispositive power over 82,968 shares, and Mr. Weaver has sole dispositive power and Paul L. Foster has sole voting power over 1,508,116 shares pursuant to the Voting Agreement.

(5)	Of the shares indicated as beneficially owned by Mr. Dalke, 7,310 are restricted shares that vest over three years from the date of grant.

(6)	Of the shares indicated as beneficially owned by Mr. Francis, 36,366 are restricted shares that vest over three years following the date of grant. Mr. Francis holds 106,561 of his unrestricted shares in a brokerage account, which is subject to standard margin terms. The shares secure his obligations under such account. As of March 31, 2010, Mr. Francis did not owe any monies in this margin account.

(7)	Of the shares indicated as beneficially owned by Mr. Hogan, 36,366 are restricted shares that vest over three years following the date of grant, and 1,500 shares are held in Uniform Gift to Minors accounts for which Mr. Hogan is custodian.

(8)	Of the shares indicated as beneficially owned by Ms. Barth, 37,550 are restricted shares that vest over three years following the date of grant and 10,420 are shares owned by trusts of which Ms. Barth is trustee.

(9)	Of the shares indicated as beneficially owned by Mr. Smith, 12,909 are restricted shares that vest over three years following the date of grant.

(10)	Of the shares indicated as beneficially owned by Mr. Barfield, 11,500 are restricted shares that vest over three years following the date of grant.

(11)	Of the shares beneficially owned by Mr. Sanders, 29,572 are restricted shares that vest over three years following the date of grant.

(12)	Of the shares indicated as beneficially owned by FMILP, FMILP has shared dispositive power over all of the shares. Paul L. Foster holds an 89.6% interest in FMILP and is the sole shareholder and President of Franklin Mountain G.P., LLC, the General Partner of FMILP, and as such, Paul L. Foster may be deemed to have dispositive power over all of its shares. Pursuant to the Voting Agreement, Mr. Foster has sole voting power over all of the shares beneficially held by FMILP.

(13)	Of the shares indicated as beneficially owned by WRCRC, WRCRC has shared dispositive power over all of the shares. Paul L. Foster holds a 97.3% interest in WRCRC and is the President, controlling shareholder and Chief Executive Officer of WRCRC and as such, may be deemed to have dispositive power over all of its shares. Pursuant to the Voting Agreement, Mr. Foster has sole voting power over the shares beneficially held by WRCRC.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the Company’s executive officers serves as a member of the board or on the compensation committee of any entity that has any executive officers serving on the Compensation Committee. No interlock relationships exist between the Company’s Board or the compensation committee of any other company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies for the Review and Approval of Related-Person Transactions

The Board has delegated to the Audit Committee the responsibility for reviewing and approving all related-person transactions defined by, or those transactions required to be disclosed under, Item 404 of Regulation S-K of the Securities and Exchange Commission. This requirement is set forth in the Audit Committee charter (which can be accessed on the Company’s website at www.wnr.com or by sending a written request to Lowry Barfield, Secretary, at the Company’s corporate headquarters located at 123 W. Mills Avenue, Suite 200, El Paso, Texas 79901). The Company’s Senior Vice President — Legal, General Counsel and Secretary is primarily responsible for obtaining information from the directors and executive officers with respect to related-person transactions and for then determining, based on the facts and circumstances, whether the Company or a related-person has a direct or indirect material interest in the transaction. As required under Securities and Exchange Commission rules, transactions that are determined to be directly or indirectly material to the Company or a related-person are disclosed in this Proxy Statement. The Audit Committee reviews and approves all related-person transactions.

Aircraft Lease

Effective May 1, 2009, the non-exclusive aircraft lease with an entity controlled by Mr. Foster was terminated by the Company and as a result, it no longer operates a private aircraft. The hourly rental payment was $1,775 per flight hour and the Company was responsible for all operating and maintenance costs of the aircraft. Personal use of the aircraft by certain executive officers of the Company was reimbursed to the Company at the highest rate allowed by the Federal Aviation Administration for a non-charter operator. In addition, the Company had a policy requiring that its executive officers deposit in advance of any personal use of the aircraft an amount equal to three months of anticipated expenses for the use of the aircraft. The following table summarizes the total costs incurred for the lease of the aircraft for the years ended December 31, 2009 and 2008:

	Years Ended December 31,
	2009	2008
	(In thousands)

Lease payments	$181	$601
Operating and maintenance expenses	456	1,313
Reimbursed by officers	(321)	(561)

Total costs	$316	$1,353

PROPOSAL 2: RATIFICATION OF INDEPENDENT AUDITOR

The Audit Committee has selected Deloitte & Touche LLP (“Deloitte”), independent auditors, to audit the Company’s consolidated financial statements for 2010. The Company asks that you ratify the decision of the Audit Committee that Deloitte audit the Company’s consolidated financial statements for 2010.

In the event shareholders fail to ratify the appointment, the Audit Committee may reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in shareholders’ best interests.

The affirmative vote of holders of a majority of the shares of common stock present or represented by proxy at the meeting and entitled to vote is required to approve the ratification of the selection of Deloitte as the Company’s independent auditor for 2010.

The Board unanimously recommends a vote FOR
ratification of the selection of Deloitte as the Company’s independent auditors for 2010.

The audit committee has approved all services to be provided by Deloitte. Deloitte has advised the Company that it will have a representative available at the 2010 Annual Meeting of Shareholders to make a statement if they so desire and to respond to appropriate questions.

Change in Principal Accounting Firm

On March 21, 2008, the Audit Committee approved a change in the Company’s independent auditors and dismissed Ernst & Young LLP (“E&Y”). On March 21, 2008, the Audit Committee appointed Deloitte to serve as the Company’s independent auditors (effective March 24, 2008).

The audit reports of E&Y on the Company’s consolidated financial statements as of and for the years ended December 31, 2007 and 2006, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except for an explanatory paragraph relating to the Company’s adoption of (1) Financial Accounting Standards Board Interpretation No. 48 “Accounting for Uncertainty in Income Taxes — an Interpretation of FASB Statement No. 109” and (2) Statement of Financial Accounting Standards No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans.”

During the years ended December 31, 2007 and 2006, and through March 21, 2008, there were (1) no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, that if not resolved to the satisfaction of E&Y, would have caused them to make reference to such disagreements in its reports on the Company’s financial statements for such periods, and (2) no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company furnished a copy of the above disclosures to E&Y and requested that E&Y furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company above. Such letter from E&Y to the Securities and Exchange Commission was filed as an exhibit to the Current Report on Form 8-K filed by the Company on March 25, 2008.

During the two most recent fiscal years and through March 31, 2010, neither the Company nor anyone acting on its behalf consulted with Deloitte regarding either (i) the application of accounting principles to any specific completed or proposed transaction, or the type of audit opinion that might be rendered on the Company’s financial statements, nor did Deloitte provide written or oral advice to the Company that Deloitte concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

AUDIT COMMITTEE REPORT

The following report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission nor shall this information be incorporated by reference into any future filings made by the Company with the Securities and Exchange Commission, except to the extent that the Company specifically incorporates it by reference into any filing.

The Audit Committee consists of three directors who are independent, as defined by the standards of the New York Stock Exchange and the rules and regulations of the Securities and Exchange Commission. Under the charter approved by the Board, the Audit Committee assists the Board in overseeing matters relating to the Company’s accounting and financial reporting practices, the adequacy of internal controls and the quality and integrity of the Company’s financial statements. The Audit Committee is responsible for selecting and retaining the independent auditors. Management is responsible for preparing the Company’s financial statements, and the independent auditors are responsible for auditing those financial statements. The Audit Committee’s role under the Audit Committee charter is to provide oversight of management’s responsibility. The Audit Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the independent auditors’ work.

The Audit Committee has met and held discussions separately and jointly with management, the Company’s internal auditors and the independent auditors. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management, the Company’s internal auditors and the independent auditors.

The Audit Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) regarding the auditors’ communications with the Audit Committee concerning independence. The Audit Committee also discussed with the independent auditors any relationships that may impact their independence. The Audit Committee discussed and reviewed with the independent auditors all communications required to be discussed by standards of the Public Company Accounting Oversight Board, including those described in Statement of Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the PCAOB in Rule 3200T).

Based on the Audit Committee’s discussion with management, the Company’s internal auditors and the independent auditors, its review of the representations of management, and the report of the independent auditors, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

The Audit Committee

Carin Barth, Chairperson
L. Frederick Francis
Brian J. Hogan

Principal Accountant Fees and Services

For fiscal years 2009 and 2008, the following fees and expenses were billed to the Company by Deloitte for the indicated services:

	Deloitte	Deloitte
	Fiscal Year Ended	Fiscal Year Ended
	12/31/2009	12/31/2008

Audit fees	$1,848,025	$1,816,673
Audit-related fees	$319,639	$98,670
Tax fees	—	—
All other fees	—	—

Total fees and expenses	$2,167,664	$1,915,343

For 2009, audit fees consist of fees billed for professional services rendered for (i) the audit of the Company’s 2009 consolidated financial statements, (ii) the audit of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2009, (iii) the review of the Company’s interim consolidated financial statements included in quarterly reports, and (iv) other services that were normally provided by Deloitte in connection with statutory and regulatory filings or engagements. Total fees and expenses included approximately $58,000 of reimbursed out-of-pocket expenses for fiscal year 2009. Audit-related fees and expenses consist of fees billed for the Company’s filings on Form S-3 and other non-SEC regulatory filings.

For 2008, audit fees consist of fees billed for professional services rendered for (i) the audit of the Company’s 2008 consolidated financial statements, (ii) the audit of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2008, (iii) the review of the Company’s interim consolidated financial statements included in quarterly reports, and (iv) other services that were normally provided by Deloitte in connection with statutory and regulatory filings or engagements. Total fees and expenses included approximately $68,000 of reimbursed out-of-pocket expenses for fiscal year 2008. Audit-related fees and expenses consist of fees billed for the Company’s filings on Form S-3, carve-out audits relating to potential sales of certain assets and other non-SEC regulatory filings.

Policy on Audit Committee Pre-Approval and Permissible Non-Audit Services of the Independent Auditors

The Audit Committee has determined that the provision of certain non-audit services by Deloitte is compatible with maintaining their independence. The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. During 2009, all services provided by Deloitte were approved in accordance with this policy.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (“Exchange Act”) requires the Company’s officers, directors, and persons who beneficially own more than 10% of the common stock of the Company to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% beneficial owners also are required by rules promulgated by the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, all required report filings by the Company’s directors and executive officers were timely made.

PROPOSAL 3: 2010 INCENTIVE PLAN OF WESTERN REFINING, INC.

On April 8, 2010, the Board adopted and recommended for approval at this year’s Annual Meeting of Shareholders the 2010 Incentive Plan of Western Refining, Inc. If approved, the 2010 Incentive Plan will permit the Company to grant stock options, restricted stock, performance awards and other equity-based awards to its employees as well as annual and long term cash-based awards. These Awards, defined below, have enabled and will continue to enable the Company to attract and retain employees who have substantial responsibility for the management and growth of the Company and enable those employees to acquire and/or increase their proprietary interest in the Company, thereby aligning their interests with the interests of the Company’s shareholders and encouraging them to continue their employment with the Company. In addition to the 2010 Incentive Plan, the Company will also be able to continue to grant stock options, restricted stock, performance awards and other equity-based awards to its employees under the Company’s Long-Term Incentive Plan (the “LTIP”) which was approved in 2006. As of March 26, 2010, there were 1,852,197 shares of common stock reserved for future grants under the LTIP. As of March 26, 2010, the closing sale price of Western Refining Inc.’s common stock on the NYSE was $5.15.

The following is a brief description of the material features of the 2010 Incentive Plan. The full text of the 2010 Incentive Plan is set forth in Exhibit A to this Proxy Statement and the description set forth below is qualified in its entirety by reference to Exhibit A.

Types of Awards.  The terms of the 2010 Incentive Plan provide for grants of stock options, restricted shares, restricted share units, stock appreciation rights (SARs), other share-based and cash-based awards, and performance or annual incentive awards that may be settled in cash, stock, or other property (“Awards”).

Shares Subject to the Incentive Plan; Annual Per-Person Limitations.  Under the 2010 Incentive Plan, the total number of shares of Western Refining, Inc. common stock reserved and available for delivery to participants in connection with Awards is 3.85 million. Any shares of Western Refining, Inc. stock delivered under the 2010 Incentive Plan may consist of authorized and unissued shares or treasury shares. Western Refining, Inc. stock subject to an Award that is canceled, expired, forfeited, settled in cash, or otherwise terminated without a delivery of shares to the participant, will again be available for Awards under the 2010 Incentive Plan.

The 2010 Incentive Plan imposes individual limitations on the amount of certain Awards in order to comply with Section 162(m) of the Internal Revenue Code (the “Code”). Under these limitations, during any fiscal year the number of options, restricted shares, restricted share units, performance shares, performance units, and other share-based Awards granted to any one participant shall not exceed 500,000 shares, subject to adjustment in certain circumstances. The maximum cash amount that may be earned as a final annual incentive award or other annual cash Award in respect of any fiscal year by any one participant is $10 million, and the maximum cash amount that may be earned as a final performance award or other cash Award in respect of a performance period other than an annual period by any one participant on an annualized basis is $5 million.

The Company’s Compensation Committee (the “Committee”) is authorized to adjust the number and kind of shares subject to the aggregate share limitations and annual limitations under the 2010 Incentive Plan and subject to outstanding Awards (including adjustments to exercise prices and number of shares of options and other affected terms of Awards) in the event that a dividend or other distribution (whether in cash, shares, or other property), recapitalization, increase or reduction in the number of shares issued and outstanding without receiving consideration therefor, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event affects the Company’s stock so that an adjustment is appropriate. The Committee is also authorized to adjust performance conditions and other terms of Awards in response to these kinds of events or in response to changes in applicable laws, regulations, accounting principles, or other special events.

Eligibility.  Executive officers and other officers and employees of the Company or any subsidiary, and any person who is a non-employee director of the Company, shall be eligible to be granted Awards under the 2010 Incentive Plan. It is anticipated that approximately 100 persons will be eligible to receive Awards under the 2010 Incentive Plan.

Administration.  The 2010 Incentive Plan is administered by the Committee. Subject to the terms and conditions of the Incentive Plan, the Committee is authorized to select participants, determine the type and number of Awards to be granted and the number of shares of Western Refining, Inc. stock or dollar amounts to which Awards will relate, specify times at which Awards will be exercisable (including performance conditions that may be required as a condition thereof), set other terms and conditions of such Awards, prescribe forms of Award agreements, interpret and specify rules and regulations relating to the 2010 Incentive Plan, and make all other determinations that may be necessary or advisable for the administration of the 2010 Incentive Plan. The 2010 Incentive Plan provides that Committee members shall not be personally liable, and shall be fully indemnified, in connection with any action, determination, or interpretation taken or made in good faith under the 2010 Incentive Plan.

Stock Options and SARs.  The Committee is authorized to grant stock options, including both Incentive Stock Options (“ISOs”) that can result in potentially favorable tax treatment to the participant and non-qualified stock options (i.e., options not qualifying as ISOs) and SARs entitling the participant to receive the excess of the fair market value of a share of Western Refining, Inc. stock on the date of exercise over the grant price of the SAR. The exercise price per share subject to an option and the grant price of a SAR is determined by the Committee, but must not be less than the fair market value of a share of Western Refining, Inc. stock on the date of grant. The maximum term of each option or SAR, the times at which each option or SAR will be exercisable, and provisions requiring forfeiture of unexercised options or SAR at or following termination of employment generally is fixed by the Committee, except no option or SAR may have a term exceeding ten years. Options may be exercised by payment of the exercise price in cash, Western Refining, Inc. stock, or other property having a fair market value equal to the exercise price, as the Committee may determine from time to time.

Repricing.  The Committee shall not, without further approval of the Company’s shareholders, grant any options under the 2010 Incentive Plan that would constitute a “repricing” of such options.

Restricted Shares and Restricted Share Units.  The Committee is authorized to grant restricted shares and restricted share units. Restricted shares are a grant of Western Refining, Inc. stock which may not be sold or disposed of, and which may be forfeited in the event of certain terminations of employment and/or failure to meet certain performance requirements prior to the end of a restricted period specified by the Committee. A participant granted restricted shares generally has all of the rights of a shareholder of Western Refining, Inc., including the right to vote the shares and to receive dividends thereon, unless otherwise determined by the Committee. A restricted share unit on an award of deferred stock confers upon a participant the right to receive shares at the end of a specified deferral period, subject to possible forfeiture of the Award in the event of certain terminations of employment and/or failure to meet certain performance requirements prior to the end of a specified restricted period (which restricted period need not extend for the entire duration of the deferral period). Prior to settlement, a restricted share unit carries no voting or dividend rights or other rights associated with share ownership, although dividend equivalents may be granted, as discussed below.

Other Share-Based Awards.  The 2010 Incentive Plan authorizes the Committee to grant Awards that are denominated or payable in, valued by reference to, or otherwise based on or related to Western Refining, Inc. shares. Such Awards might include convertible or exchangeable debt securities, other rights convertible or exchangeable into shares, purchase rights for shares, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of shares or the value of securities of or the performance of specified subsidiaries. The Committee determines the terms and conditions of such Awards, including consideration to be paid to exercise Awards in the nature of purchase rights, the period during which Awards will be outstanding, and forfeiture conditions and restrictions on Awards.

Performance Awards, Including Annual Incentive Awards.  The right of a participant to exercise or receive a grant or settlement of an Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. In addition, the 2010 Incentive Plan authorizes annual incentive awards, which represent a conditional right to receive cash, shares or other Awards upon achievement of pre-established performance goals during a specified one-year period. Performance awards and annual incentive awards granted to persons the Committee expects may, for the year in which a deduction arises, be among the Chief Executive Officer and certain other highly compensated executive officers, will, if so intended by the Committee, be subject to provisions that should qualify such Awards as “performance-based compensation” not subject to the limitation on tax deductibility by the Company under Code Section 162(m).

The performance goals to be achieved as a condition of payment or settlement of a performance award or annual incentive award will consist of (i) one or more business criteria and (ii) targeted level(s) of performance with respect to each business criterion. In the case of performance awards intended to meet the requirements of Code Section 162(m), the business criteria used must be one of those specified in the 2010 Incentive Plan, although for other participants the Committee may specify any other criteria. The business criteria specified in the 2010 Incentive Plan are: earnings per share, total shareholder return, cash return on capitalization, increased revenue, revenue ratios (per employee or per customer), net income, share price, market share, return on equity, return on assets, return on capital, return on capital compared to cost of capital, return on capital employed, return on invested capital, shareholder value, net cash flow, operating income, EBITDA (earnings before interest, income taxes, non-cash impairment losses, depreciation and amortization (or any combinations thereof)), cash flow, cash flow from operations, cost reductions and cost ratios, or any of the above goals as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, Standard & Poor’s 500 Stock Index or a group of comparable companies.

In granting annual incentive or performance awards, the Committee may establish unfunded award “pools,” the amounts of which will be based upon the achievement of a performance goal or goals using one or more of the business criteria described in the preceding paragraph. During the first 90 days of a fiscal year or other performance period (or such other period as permitted under Code Section 162(m)), the Committee will determine who will potentially receive annual incentive or performance awards for that fiscal year or other performance period, either out of the pool or otherwise. After the end of each fiscal year or other performance period, the Committee will determine the amount, if any, of the pool, the maximum amount of potential annual incentive or performance awards payable to each participant in the pool, and the amount of any potential annual incentive or performance award otherwise payable to a participant. The Committee may, in its discretion, determine that the amount payable as a final annual incentive or performance award will be increased or reduced from the amount of any potential Award, but may not exercise discretion to increase any such amount intended to qualify under Code Section 162(m). Subject to the requirements of the 2010 Incentive Plan, the Committee will determine other performance award and annual incentive award terms, including the required levels of performance with respect to the business criteria, the corresponding amounts payable upon achievement of such levels of performance, termination and forfeiture provisions, and the form of settlement.

Other Terms of Awards.  Awards may be settled in the form of cash, Western Refining, Inc. stock, other Awards, or other property, in the discretion of the Committee. The Committee may require or permit participants to defer the settlement of all or part of an Award in accordance with such terms and conditions as the Committee may establish, including payment or crediting of interest or dividend equivalents on deferred amounts, and the crediting of earnings, gains, and losses based on deemed investment of deferred amounts in specified investment vehicles. The Committee may condition any payment relating to an Award on the withholding of taxes and may provide that a portion of any shares or other property to be distributed will be withheld (or previously acquired shares or other property surrendered by the participant) to satisfy withholding and other tax obligations. Awards granted under the 2010 Incentive Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant’s death.

Awards under the 2010 Incentive Plan are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The Committee may, however, grant Awards in exchange for other Awards under the 2010 Incentive Plan, awards under other plans of Western Refining, Inc., or other rights to payment from Western Refining, Inc., and may grant Awards in addition to and in tandem with such other Awards, awards, or rights as well. Unless the Award agreement specifies otherwise, the Committee may cancel or rescind Awards if the participant fails to comply with certain non-competition, confidentiality, intellectual property or other covenants. For instance, Awards may be canceled or rescinded if the participant engages in competitive activity while employed with the Company or within a specified period following termination of employment.

Acceleration of Vesting.  The Committee may, in its discretion, accelerate the exercisability, the lapsing of restrictions, or the expiration of deferral or vesting periods of any Award, including in connection with a “change in control” of Western Refining, Inc. except to the extent otherwise determined by the Committee at the date of grant. In addition, the Committee may provide that performance goals relating to any performance-based award will be deemed to have been met upon the occurrence of any change in control. “Change in control” is defined in the 2010 Incentive Plan to include a variety of events, including significant changes in the stock ownership of Western Refining, Inc., changes in Western Refining, Inc.’s Board, certain mergers and consolidations of Western Refining, Inc., and the sale or disposition of all or substantially all the consolidated assets of Western Refining, Inc.

Amendment and Termination of the 2010 Incentive Plan.  The Board may amend, alter, suspend, discontinue, or terminate the 2010 Incentive Plan or the Committee’s authority to grant Awards without further shareholder approval, except shareholder approval must be obtained for any amendment or alteration if required by law or regulation or under the rules of any stock exchange or automated quotation system on which the shares are then listed or quoted. Shareholder approval will not be deemed to be required under laws or regulations, such as those relating to ISOs, that condition favorable treatment of participants on such approval, although the Board may, in its discretion, seek shareholder approval in any circumstance in which it deems such approval advisable. Thus, shareholder approval will not necessarily be required for amendments that might increase the cost of the 2010 Incentive Plan. The Board may terminate the Plan at any time, after which no further Awards may be made, provided, however, that the provisions of the Plan shall continue to apply to Awards made prior to such date. Additionally, the 2010 Incentive Plan will terminate at such time as no shares remain available for issuance under the 2010 Incentive Plan and Western Refining, Inc. has no further rights or obligations with respect to outstanding Awards under the 2010 Incentive Plan.

Federal Income Tax Implications of the Incentive Plan.  The following is a brief description of the federal income tax consequences generally arising with respect to Awards under the Incentive Plan.

The grant of an option will create no tax consequences for the participant or the Company. A participant will not recognize taxable income upon exercising an ISO (except that the alternative minimum tax may apply). Upon exercising an option other than an ISO, the participant must generally recognize ordinary income equal to the difference between the exercise price and fair market value of the freely transferable and non-forfeitable shares acquired on the date of exercise.

Upon a disposition of shares acquired upon exercise of an ISO before the end of the applicable ISO holding periods, the participant must generally recognize ordinary income equal to the lesser of (i) the fair market value of the shares at the date of exercise of the ISO minus the exercise price, or (ii) the amount realized upon the disposition of the ISO shares minus the exercise price. Otherwise, a participant’s disposition of shares acquired upon the exercise of an option (including an ISO for which the ISO holding periods are met) generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant’s tax basis in such shares (the tax basis generally being the exercise price plus any amount previously recognized as ordinary income in connection with the exercise of the option).

The Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an option. The Company generally is not entitled to a tax deduction relating to amounts that represent a capital gain to a participant. Accordingly, the Company will not be entitled to any tax deduction with respect to an ISO if the participant holds the shares for the ISO holding periods prior to disposition of the shares.

With respect to Awards granted under the 2010 Incentive Plan that result in the payment or issuance of cash or shares or other property that is either not restricted as to transferability or not subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the cash or the fair market value of shares or other property received. Thus, deferral of the time of payment or issuance will generally result in the deferral of the time the participant will be liable for income taxes with respect to such payment or issuance. The Company generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant.

With respect to Awards involving the issuance of shares or other property that is restricted as to transferability and subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the fair market value of the shares or other property received at the first time the shares or other property becomes transferable or is not subject to a substantial risk of forfeiture, whichever occurs earlier. A participant may elect to be taxed at the time of receipt of shares or other property rather than upon lapse of restrictions on transferability or substantial risk of forfeiture, but if the participant subsequently forfeits such shares or property, the participant would not be entitled to any tax deduction, including as a capital loss, for the value of the shares or property on which he previously paid tax. The participant must file such election with the Internal Revenue Service within 30 days of the receipt of the shares or other property. The Company generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant.

Awards that are granted, accelerated or enhanced upon the occurrence of a change in control may give rise, in whole or in part, to excess parachute payments within the meaning of Code Section 280G and, to such extent, will be non-deductible by the Company and subject to a 20% excise tax by the participant. The foregoing summary of the federal income tax consequences in respect of the Incentive Plan is for general information only. Interested parties should consult their own advisors as to specific tax consequences, including the application and effect of foreign, state and local tax laws.

The following table summarizes information about the Company’s common stock that may be issued upon the exercise of options, warrants and rights under all of the Company’s equity compensation plans as of December 31, 2009:

Number of
Securities
Remaining
	Number of		Available for Future
	Securities to be		Issuance Under
	Issued Upon	Weighted Average	Equity
	Exercise of	Exercise Price of	Compensation
	Outstanding	Outstanding	Plans (Excluding
	Options, Warrants	Options, Warrants	Securities Reflected
	and Rights	and Rights	in First Column)
Shares in Thousands	($)	($)	(1)

Equity compensation plans approved by shareholders	0	$0	1,959,604
Equity compensation plans not approved by shareholders	—	—	—

Total	0	$0	1,959,604

(1)	The number of securities remaining available for future issuance under equity compensation plans as of December 31, 2009, does not account for shares granted on March 26, 2010, set forth on page 25. The number of securities remaining available for future issuance under equity compensation plans as of March 26, 2010, was 1,852,197.

The Board unanimously recommends a vote FOR
adoption of the 2010 Incentive Plan of Western Refining, Inc.

Proxies solicited by the Board will be voted “FOR” this proposal unless otherwise instructed.

PROPOSALS OF SHAREHOLDERS FOR THE 2011 ANNUAL MEETING OF SHAREHOLDERS

Shareholders who intend to submit a proposal at the 2011 Annual Meeting of Shareholders and desire that such proposal be included in the proxy materials for such meeting must follow the procedures prescribed by Rule 14a-8 under the Exchange Act. To be eligible for inclusion in the proxy materials, shareholder proposals must be received by the Secretary of the Company at the Company’s principal executive offices no later than December 17, 2010.

Shareholders intending to present a proposal at the 2011 Annual Meeting of Shareholders but not to include the proposal in the proxy materials, or to nominate a person for election as a director, must comply with the requirements set forth in the Company’s Bylaws. The Company’s Bylaws require, among other things, that the Company’s Secretary receive written notice from the record shareholder of intent to present such proposal or nomination before the later to occur of sixty days prior to the date of the 2011 annual meeting of shareholders or ten days after the Board first publishes the date of such meeting. The notice must contain the information required by the Company’s Bylaws, a copy of which is available upon request to the Company’s Secretary by calling (915) 534-1400 or by writing to: Lowry Barfield, Secretary, at the Company’s corporate headquarters located at 123 W. Mills Avenue, Suite 200, El Paso, Texas 79901.

ADDITIONAL INFORMATION

The Annual Report to Shareholders of the Company for the year ended December 31, 2009, including audited financial statements, does not constitute a part of the proxy soliciting material. Western Refining, Inc. will furnish a copy of its Annual Report for the year ended December 31, 2009, without exhibits, free of charge to each person who forwards a written request to Lowry Barfield, Secretary, at the Company’s corporate headquarters located at 123 W. Mills Avenue, Suite 200, El Paso, Texas 79901. In addition, the Annual Report for the year ended December 31, 2009, is available on the Investor Relations section of the Company’s website at www.wnr.com.

2010 INCENTIVE PLAN
OF
WESTERN REFINING, INC.

ARTICLE I ESTABLISHMENT, PURPOSE AND DURATION		A-1
1.1	Establishment	A-1
1.2	Purpose of the Plan	A-1
1.3	Duration of Plan	A-1

ARTICLE II DEFINITIONS		A-1
2.1	Affiliate	A-1
2.2	Award	A-1
2.3	Award Agreement	A-1
2.4	Board	A-1
2.5	Cash-Based Award	A-1
2.6	Code	A-1
2.7	Committee	A-1
2.8	Company	A-2
2.9	Corporate Change	A-2
2.10	Director	A-2
2.11	Disability	A-2
2.12	Dividend Equivalent	A-2
2.13	Employee	A-2
2.14	Entity	A-2
2.15	Exchange Act	A-2
2.16	Fair Market Value	A-2
2.17	Fiscal Year	A-2
2.18	Holder	A-2
2.19	ISO	A-2
2.20	Minimum Statutory Tax Withholding Obligation	A-2
2.21	NSO	A-2
2.22	Option	A-2
2.23	Option Price	A-2
2.24	Other Share-Based Award	A-2
2.25	Parent Corporation	A-3
2.26	Performance Goals	A-3
2.27	Performance Share Award	A-3
2.28	Performance Unit Award	A-3
2.29	Period of Restriction	A-3
2.30	Plan	A-3
2.31	Restricted Shares	A-3
2.32	Restricted Share Award	A-3
2.33	RSU	A-3
2.34	RSU Award	A-3
2.35	SAR	A-3
2.36	Section 409A	A-3
2.37	Share or Shares	A-3
2.38	Subsidiary Corporation	A-3
2.39	Substantial Risk of Forfeiture	A-3

A-i

2.40	Ten Percent Shareholder	A-3
2.41	Termination of Employment	A-4

ARTICLE III ELIGIBILITY AND PARTICIPATION		A-4
3.1	Eligibility	A-4
3.2	Participation	A-4

ARTICLE IV GENERAL PROVISIONS RELATING TO AWARDS		A-4
4.1	Authority to Grant Awards	A-4
4.2	Dedicated Shares; Maximum Awards	A-4
4.3	Non-Transferability	A-5
4.4	Requirements of Law	A-5
4.5	Changes in the Company’s Capital Structure	A-5
4.6	Forfeiture for Cause	A-7
4.7	Forfeiture Events	A-7
4.8	Award Agreements	A-7
4.9	Amendments of Award Agreements	A-8
4.10	Rights as Shareholder	A-8
4.11	Issuance of Shares	A-8
4.12	Restrictions on Shares Received	A-8
4.13	Compliance With Section 409A	A-8

ARTICLE V OPTIONS		A-8
5.1	Authority to Grant Options	A-8
5.2	Type of Options Available	A-8
5.3	Option Agreement	A-8
5.4	Option Price	A-8
5.5	Duration of Option	A-9
5.6	Amount Exercisable	A-9
5.7	Exercise of Option	A-9
5.8	Notification of Disqualifying Disposition	A-9
5.9	No Rights as Shareholder	A-9
5.10	$100,000 Limitation on ISOs	A-9

ARTICLE VI SHARE APPRECIATION RIGHTS		A-10
6.1	Authority to Grant SAR Awards	A-10
6.2	General Terms	A-10
6.3	SAR Agreement	A-10
6.4	Term of SAR	A-10
6.5	Exercise of SAR	A-10
6.6	Payment of SAR Amount	A-10
6.7	Termination of Employment	A-10

ARTICLE VII RESTRICTED SHARE AWARDS		A-10
7.1	Restricted Share Awards	A-10
7.2	Restricted Share Award Agreement	A-11
7.3	Holder’s Rights as Shareholder	A-11

A-ii

ARTICLE VIII RESTRICTED SHARE UNIT AWARDS		A-11
8.1	Authority to Grant RSU Awards	A-11
8.2	RSU Award	A-11
8.3	RSU Award Agreement	A-11
8.4	Dividend Equivalents	A-11
8.5	Form of Payment Under RSU Award	A-11
8.6	Time of Payment Under RSU Award	A-11
8.7	No Rights as a Shareholder	A-11

ARTICLE IX PERFORMANCE SHARE AWARDS AND PERFORMANCE UNIT AWARDS		A-12
9.1	Authority to Grant Performance Share Awards and Performance Unit Awards	A-12
9.2	Performance Goals	A-12
9.3	Time of Establishment of Performance Goals	A-12
9.4	Award Agreement	A-12
9.5	Form of Payment Under Performance Unit Award	A-12
9.6	Time of Payment Under Performance Unit Award	A-13
9.7	Holder’s Rights as Shareholder With Respect to Performance Awards	A-13
9.8	Increases Prohibited	A-13
9.9	Shareholder Approval	A-13

ARTICLE X OTHER SHARE-BASED AWARDS		A-13
10.1	Authority to Grant Other Share-Based Awards	A-13
10.2	Value of Other Share-Based Award	A-13
10.3	Payment of Other Share-Based Award	A-13
10.4	Termination of Employment	A-13

ARTICLE XI CASH-BASED AWARDS		A-13
11.1	Authority to Grant Cash-Based Awards	A-13
11.2	Value of Cash-Based Award	A-14
11.3	Payment of Cash-Based Award	A-14
11.4	Termination of Employment	A-14

ARTICLE XII SUBSTITUTION AWARDS		A-14

ARTICLE XIII ADMINISTRATION		A-14
13.1	Awards	A-14
13.2	Authority of the Committee	A-14
13.3	Decisions Binding	A-15
13.4	No Liability	A-15

ARTICLE XIV AMENDMENT OR TERMINATION OF PLAN		A-15
14.1	Amendment, Modification, Suspension, and Termination	A-15
14.2	Awards Previously Granted	A-15

ARTICLE XV MISCELLANEOUS		A-15
15.1	Unfunded Plan/No Establishment of a Trust Fund	A-15
15.2	No Employment Obligation	A-16
15.3	Tax Withholding	A-16
15.4	Gender and Number	A-16
15.5	Severability	A-16

A-iii

15.6	Headings	A-16
15.7	Other Compensation Plans	A-16
15.8	Other Awards	A-17
15.9	Successors	A-17
15.10	Law Limitations/Governmental Approvals	A-17
15.11	Delivery of Title	A-17
15.12	Inability to Obtain Authority	A-17
15.13	Fractional Shares	A-17
15.14	Investment Representations	A-17
15.15	Persons Residing Outside of the United States	A-17
15.16	Governing Law	A-17

A-iv

ARTICLE I

Establishment, Purpose and Duration

1.1  Establishment.  The Company hereby establishes an incentive compensation plan, to be known as the “2010 Incentive Plan,” as set forth in this document. The Plan permits the grant of Options, SARs, Restricted Shares, RSUs, Performance Share Awards, Performance Unit Awards, Cash-Based Awards and Other Share-Based Awards. The Plan shall become effective on the date the Plan is approved by the shareholders of the Company (the “Effective Date”).

1.2  Purpose of the Plan.  The Plan is intended to advance the best interests of the Company, its Affiliates and its shareholders by providing those persons who have substantial responsibility for the management and growth of the Company and its Affiliates with additional performance incentives and an opportunity to obtain or increase their proprietary interest in the Company, thereby encouraging them to continue in their employment or affiliation with the Company or its Affiliates.

1.3  Duration of Plan.  The Plan shall continue indefinitely until it is terminated pursuant to Section 14.1. No ISOs may be granted under the Plan on or after the tenth anniversary of the Effective Date. The applicable provisions of the Plan will continue in effect with respect to an Award granted under the Plan for as long as such Award remains outstanding.

ARTICLE II

Definitions

The words and phrases defined in this Article shall have the meaning set out below throughout the Plan, unless the context in which any such word or phrase appears reasonably requires a broader, narrower or different meaning.

2.1 “Affiliate” means any Entity that, directly or indirectly, controls, is controlled by, or is under common control with, the Company. For purposes of the preceding sentence, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Entity, shall mean the possession, directly or indirectly, of the power (a) to vote more than fifty percent (50%) of the securities having ordinary voting power for the election of directors (or other governing body) of the controlled Entity, or (ii) to direct or cause the direction of the management and policies of the controlled Entity, whether through the ownership of voting securities or by contract or otherwise.

2.2 “Award” means, individually or collectively, a grant under the Plan of Options, SARs, Restricted Shares, RSUs, Performance Share Awards, Performance Unit Awards, Other Share-Based Awards and Cash-Based Awards, in each case subject to the terms and provisions of the Plan, the consideration for which may be services rendered to the Company and/or its Affiliates.

2.3 “Award Agreement” means an agreement that sets forth the terms and conditions applicable to an Award granted under the Plan.

2.4 “Board” means the board of directors of the Company.

2.5 “Cash-Based Award” means an Award granted pursuant to Article XI.

2.6 “Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

2.7 “Committee” means a committee of at least two persons, who are members of the Compensation Committee of the Board and are appointed by the Compensation Committee of the Board, or, to the extent it chooses to operate as the Committee, the Compensation Committee of the Board. Each member of the Committee in respect of his or her participation in any decision with respect to an Award intended to satisfy the requirements of section 162(m) of the Code must satisfy the requirements of “outside director” status within the meaning of section 162(m) of the Code; provided, however, that the failure to satisfy such requirement shall not affect the validity of the action of any committee otherwise duly authorized and acting in the matter. As to Awards, grants or other transactions that are authorized by the Committee and that are intended to be exempt under Rule 16b-3 under the Exchange Act, the requirements of Rule 16b-3(d)(1) under the Exchange Act with respect to committee action must also be satisfied.

2.8 “Company” means Western Refining, Inc. or any successor or continuing Entity (by acquisition, reincorporation, redomestication, plan or scheme of arrangement, share exchange, merger, amalgamation, consolidation or otherwise).

2.9 “Corporate Change” shall have the meaning ascribed to that term in Section 4.5(c).

2.10 “Director” means a director of the Company who is not an Employee.

2.11 “Disability” means as determined by the Committee in its discretion exercised in good faith, a physical or mental condition of the Holder that would entitle him to payment of disability income payments under the Company’s long-term disability insurance policy or plan for Employees as then in effect; or in the event that the Holder is not covered, for whatever reason, under the Company’s long-term disability insurance policy or plan for Employees or in the event the Company does not maintain such a long-term disability insurance policy, “Disability” means a permanent and total disability as defined in section 22(e)(3) of the Code. A determination of Disability may be made by a physician selected or approved by the Committee and, in this respect, the Holder shall submit to an examination by such physician upon request by the Committee.

2.12 “Dividend Equivalent” means a payment equivalent in amount to dividends paid to the Company’s shareholders.

2.13 “Employee” means a person employed by the Company or any Affiliate.

2.14 “Entity” means any company, corporation, partnership, association, joint-stock company, limited liability company, trust, unincorporated organization or any other entity or organization.

2.15 “Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time.

2.16 “Fair Market Value” of the Shares as of any particular date means (1) if the Shares are traded on a stock exchange, the closing sale price of the Shares on that date as reported on the principal securities exchange on which the Shares are traded, or (2) if the Shares are traded in the over-the-counter market, the average between the high bid and low asked price on that date as reported in such over-the-counter market; provided that (a) if the Shares are not so traded, (b) if no closing price or bid and asked prices for the Shares were so reported on that date or (c) if, in the discretion of the Committee, another means of determining the fair market value of a Share at such date shall be necessary or advisable, the Committee may provide for another means for determining such fair market value.

2.17 “Fiscal Year” means the Company’s fiscal year.

2.18 “Holder” means a person who has been granted an Award or any person who is entitled to receive Shares or cash under an Award.

2.19 “ISO” means an Option that is intended to be an “incentive stock option” that satisfies the requirements of section 422 of the Code.

2.20 “Minimum Statutory Tax Withholding Obligation” means, with respect to an Award, the amount the Company or an Affiliate is required to withhold for federal, state, cantonal, local or similar taxes based upon the applicable minimum statutory withholding rates required by the relevant tax authorities.

2.21 “NSO” means an Option that is intended to be a “nonqualified stock option” that does not satisfy the requirements of section 422 of the Code.

2.22 “Option” means an option to purchase Shares granted pursuant to Article V.

2.23 “Option Price” shall have the meaning ascribed to that term in Section 5.4.

2.24 “Other Share-Based Award” means an equity-based or equity-related Award not otherwise described by the terms and provisions of the Plan that is granted pursuant to Article X.

2.25 “Parent Corporation” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the action or transaction, each of the corporations other than the Company owns stock or shares possessing 50 percent or more of the total combined voting power of all classes of stock or shares in one of the other corporations in the chain.

2.26 “Performance Goals” means one or more of the criteria described in Section 9.2 on which the performance goals applicable to an Award are based.

2.27 “Performance Share Award” means an Award designated as a performance share award granted to a Holder pursuant to Article IX.

2.28 “Performance Unit Award” means an Award designated as a performance unit award granted to a Holder pursuant to Article IX.

2.29 “Period of Restriction” means the period during which Restricted Shares are subject to a substantial risk of forfeiture (or absolute right of the Company to repurchase), whether based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion.

2.30 “Plan” means the 2010 Incentive Plan, as set forth in this document as it may be amended from time to time.

2.31 “Restricted Shares” means restricted Shares issued or granted under the Plan pursuant to Article VII.

2.32 “Restricted Share Award” means an authorization by the Committee to issue or transfer Restricted Shares to a Holder.

2.33 “RSU” means a restricted share unit credited to a Holder’s ledger account maintained by the Company pursuant to Article VIII.

2.34 “RSU Award” means an Award granted pursuant to Article VIII.

2.35 “SAR” means a share appreciation right granted under the Plan pursuant to Article VI.

2.36 “Section 409A” means section 409A of the Code and Department of Treasury rules and regulations issued thereunder.

2.37 “Share” or “Shares” means a common share or shares, par value U.S.$0.01 per share, of the Company, or, in the event that the Shares are later changed into or exchanged for a different class of shares or securities of the Company or another Entity, that other share or security. Shares may be represented by a certificate or by book or electronic entry.

2.38 “Subsidiary Corporation” means any company or corporation (other than the Company) in an unbroken chain of companies or corporations beginning with the Company if, at the time of the action or transaction, each of the companies or corporations other than the last company or corporation in an unbroken chain owns stock or shares possessing 50 percent or more of the total combined voting power of all classes of stock or shares in one of the other companies or corporations in the chain.

2.39 “Substantial Risk of Forfeiture” shall have the meaning ascribed to that term in section 409A of the Code and Department of Treasury guidance issued thereunder.

2.40 “Ten Percent Shareholder” means an individual who, at the time the Option is granted, owns more than ten percent of the total combined voting power of all classes of shares or series of shares of the Company or of any Parent Corporation or Subsidiary Corporation. An individual shall be considered as owning the shares owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors and lineal descendants; and shares owned, directly or indirectly, by or for a company, corporation, partnership, estate or trust, shall be considered as being owned proportionately by or for its shareholders, partners or beneficiaries.

2.41 “Termination of Employment” means, in the case of an Award other than an ISO, the termination of the Award recipient’s employment relationship with the Company and all Affiliates. “Termination of Employment” means, in the case of an ISO, the termination of the Optionee’s employment relationship with all of the Company, any Parent Corporation, any Subsidiary Corporation and any parent or subsidiary corporation (within the meaning of section 422(a)(2) of the Code) of any such corporation that issues or assumes an ISO in a transaction to which section 424(a) of the Code applies.

ARTICLE III

Eligibility and Participation

3.1  Eligibility.  Except as otherwise specified in this Section 3.1, the persons who are eligible to receive Awards under the Plan are Employees and Directors. In no event will an ISO be granted to any person other than a key Employee.

3.2  Participation.  Subject to the terms and provisions of the Plan, the Committee may, from time to time, select the persons to whom Awards shall be granted and shall determine the nature and amount of each Award.

ARTICLE IV

General Provisions Relating to Awards

4.1  Authority to Grant Awards.  The Committee may grant Awards to those eligible persons as the Committee shall from time to time determine, under the terms and conditions of the Plan. Subject only to any applicable limitations set out in the Plan, the number of Shares or other value to be covered by any Award to be granted under the Plan shall be as determined by the Committee in its sole discretion. The Committee may from time to time authorize the Chief Executive Officer of the Company to grant Awards to eligible persons who are not officers or directors of the Company subject to the provisions of Section 16 of the Exchange Act and as inducements to hire prospective Employees who will not be officers or directors of the Company subject to the provisions of Section 16 of the Exchange Act.

4.2  Dedicated Shares; Maximum Awards.  The aggregate number of Shares with respect to which Awards may be granted under the Plan is 3.85 million (3,850,000). The maximum number of Shares with respect to which Options may be granted to an Employee or Director during a Fiscal Year is five hundred thousand (500,000). The maximum number of shares with respect to which SARs may be granted to an Employee during a Fiscal Year is five hundred thousand (500,000). Each of the foregoing numerical limits stated in this Section 4.2 shall be subject to adjustment in accordance with the provisions of Section 4.5. The number of Shares stated in this Section 4.2 shall also be increased by such number of Shares as become subject to substitute Awards granted pursuant to Article XII; provided, however, that such increase shall be conditioned upon the approval of the shareholders of the Company to the extent shareholder approval is required by law or applicable stock exchange rules. If Shares are not issued or are withheld from payment of an Award to satisfy tax obligations with respect to the Award, such Shares will not be added back to the aggregate number of Shares with respect to which Awards may be granted under the Plan but will count against the aggregate number of Shares with respect to which Awards may be granted under the Plan. If Shares are tendered in payment of an Option Price of an Option, such Shares will not be added back to the aggregate number of Shares with respect to which Awards may be granted under the Plan. To the extent that any outstanding Award is forfeited or cancelled for any reason or is settled in cash in lieu of Shares, the Shares allocable to such portion of the Award may again be subject to an Award granted under the Plan. When a SAR is settled in Shares, the number of Shares subject to the SAR under the SAR Award Agreement will be counted against the aggregate number of Shares with respect to which Awards may be granted under the Plan as one Share for every Share subject to the SAR, regardless of the number of Shares used to settle the SAR upon exercise.

4.3  Non-Transferability.  Except as specified in the applicable Award Agreements or in domestic relations court orders, an Award shall not be transferable by the Holder other than by will or under the laws of descent and distribution, and shall be exercisable, during the Holder’s lifetime, only by him or her. Any attempted assignment of an Award in violation of this Section 4.3 shall be null and void. In the discretion of the Committee, any attempt to transfer an Award other than under the terms of the Plan and the applicable Award Agreement may terminate the Award. No ISO granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to an Employee under the Plan shall be exercisable during his or her lifetime only by the Employee, and after that time, by the Employee’s heirs or estate.

4.4  Requirements of Law.  The Company shall not be required to sell or issue any Shares under any Award if issuing those Shares would constitute or result in a violation by the Holder or the Company of any provision of any law, statute or regulation of any governmental authority or applicable stock exchange. Specifically, in connection with any applicable statute or regulation relating to the registration of securities, upon exercise of any Option or pursuant to any other Award, the Company shall not be required to issue any Shares unless the Committee has received evidence satisfactory to it to the effect that the Holder will not transfer the Shares except in accordance with applicable law, including receipt of an opinion of counsel satisfactory to the Company to the effect that any proposed transfer complies with applicable law. The determination by the Committee on this matter shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any Shares covered by the Plan pursuant to applicable securities laws of any country or any political subdivision. In the event the Shares issuable upon exercise of an Option or pursuant to any other Award are not registered, the Company may imprint on the certificate evidencing the Shares any legend that counsel for the Company considers necessary or advisable to comply with applicable law, or, should the Shares be represented by book or electronic entry, rather than a certificate, the Company may take such steps to restrict transfer of the Shares as counsel for the Company considers necessary or advisable to comply with applicable law. The Company shall not be obligated to take any other affirmative action in order to cause or enable the exercise of an Option or any other Award, or the issuance of Shares pursuant thereto, to comply with any law or regulation of any governmental authority.

4.5  Changes in the Company’s Capital Structure.

(a) The existence of outstanding Awards shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, any acquisition, merger, redomestication, plan or scheme of arrangement, share exchange, amalgamation or consolidation of the Company, any issue of bonds, debentures or shares, including preferred or prior preference shares ahead of or affecting the Shares or Share rights, the winding up, dissolution or liquidation of the Company, any sale or transfer of all or any part of its assets or business or any other corporate act or proceeding, whether of a similar character or otherwise.

(b) If the Company shall effect a subdivision or consolidation of Shares or other capital readjustment, the payment of a Share dividend or bonus issue, or other increase or reduction of the number of Shares issued and outstanding, without receiving compensation therefor in money, services or property, then (1) the number, class or series and price per Share subject to outstanding Options or other Awards under the Plan shall be appropriately adjusted in such a manner as to entitle a Holder to receive upon exercise of an Option or other Award, for the same aggregate cash consideration, the equivalent total number and class or series of Shares the Holder would have received had the Holder exercised his or her Option or other Award in full immediately prior to the event requiring the adjustment, and (2) the number and class or series of Shares then reserved to be issued under the Plan shall be adjusted by substituting for the total number and class or series of Shares then reserved, that number and class or series of Shares that would have been received by the owner of an equal number of issued and outstanding Shares of each class or series of Shares as the result of the event requiring the adjustment.

(c) If while unexercised Options or other Awards remain outstanding under the Plan (1) the Company shall not be the surviving Entity in any acquisition, merger, amalgamation, consolidation, reorganization, redomestication, plan or scheme of arrangement, share exchange or other similar transaction (or survives only as a subsidiary of an Entity), (2) the Company sells, leases or exchanges or agrees to sell, lease or exchange all or substantially all of its assets to any other person or Entity (other than an Entity wholly-owned by the Company), (3) the Company is to be wound up or dissolved or (4) the Company is a party to any other corporate transaction (as defined under section 424(a) of the Code and applicable Department of Treasury regulations) that is not described in clauses (1), (2) or (3) of this sentence (each such event is referred to herein as a “Corporate Change”), then, except as otherwise provided in an Award Agreement or another agreement between the Holder and the Company, or as a result of the Committee’s effectuation of one or more of the alternatives described below, there shall be no acceleration of the time at which any Award then outstanding may be exercised, and no later than ten days after any approval by the shareholders of the Company of such Corporate Change, the Committee, acting in its sole and absolute discretion without the consent or approval of any Holder, subject to applicable law, shall act to effect one or more of the following alternatives, which may vary among individual Holders and which may vary among Awards held by any individual Holder (provided that, with respect to a reincorporation, merger, redomestication, plan or scheme of arrangement, share exchange or amalgamation in which Holders of the Company’s common shares will receive one common share of the successor or continuing Entity for each common share of the Company, none of such alternatives shall apply and, without Committee action, each Award shall automatically convert into a similar award of the successor or continuing Entity exercisable for the same number of common shares of the successor as the Award was exercisable for common Shares of the Company):

(1) accelerate the time at which some or all of the Awards then outstanding may be exercised so that such Awards may be exercised in full for a limited period of time on or before a specified date fixed by the Committee, after which specified date all such Awards that remain unexercised and all rights of Holders thereunder shall terminate;

(2) require the mandatory surrender to the Company by all or selected Holders of some or all of the then outstanding Awards held by such Holders (irrespective of whether such Awards are then exercisable under the provisions of the Plan or the applicable Award Agreement evidencing such Award) as of a date specified by the Committee, in which event the Committee shall thereupon cancel such Award and the Company shall pay to each such Holder an amount of cash per share equal to the excess, if any, of the per share price offered to shareholders of the Company in connection with such Corporate Change over the exercise prices under such Award for such shares;

(3) with respect to all or selected Holders, have some or all of their then outstanding Awards (whether vested or unvested) assumed or have a new award of a similar nature substituted for some or all of their then outstanding Awards under the Plan (whether vested or unvested) by an Entity which is a party to the transaction resulting in such Corporate Change and which is then employing such Holder or which is affiliated or associated with such Holder in the same or a substantially similar manner as the Company prior to the Corporate Change, or a parent or subsidiary of such Entity, provided that (A) such assumption or substitution is on a basis where the excess of the aggregate fair market value of the Shares subject to the Award immediately after the assumption or substitution over the aggregate exercise price of such Shares is not greater than the excess of the aggregate fair market value of all Shares subject to the Award immediately before such assumption or substitution over the aggregate exercise price of such Shares, and (B) the assumed rights under such existing Award or the substituted rights under such new Award, as the case may be, will have the same terms and conditions as the rights under the existing Award assumed or substituted for, as the case may be;

(4) provide that the number and class or series of Shares covered by an Award (whether vested or unvested) theretofore granted shall be adjusted so that such Award when exercised shall thereafter cover the number and class or series of Shares or other securities or property (including, without limitation, cash) to which the Holder would have been entitled pursuant to the terms of the agreement or plan relating to such Corporate Change if, immediately prior to such Corporate Change, the Holder had been the holder of record of the number of Shares then covered by such Award; or

(5) make such adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Corporate Change (provided, however, that the Committee may determine in its sole and absolute discretion that no such adjustment is necessary).

In effecting one or more of the alternatives set out in paragraphs (3), (4) or (5) immediately above, and except as otherwise may be provided in an Award Agreement, the Committee, in its sole and absolute discretion and without the consent or approval of any Holder, subject to applicable law, may accelerate the time at which some or all Awards then outstanding may be exercised.

(d) In the event of changes in the issued and outstanding Shares by reason of recapitalizations, reorganizations, mergers, amalgamations, consolidations, redomestications, plans or schemes of arrangement, share exchanges, combinations, subdivisions, exchanges or other relevant changes in capitalization occurring after the date of the grant of any Award and not otherwise provided for by this Section 4.5, any outstanding Award and any Award Agreement evidencing such Award shall be subject to adjustment by the Committee in its sole and absolute discretion as to the number and price of Shares or other consideration subject to such Award. In the event of any such change in the issued and outstanding Shares, the aggregate number of Shares available under the Plan may be appropriately adjusted by the Committee, whose determination shall be conclusive.

(e) After (i) the acquisition of the Company by an Entity, (ii) the merger of one or more Entities into the Company or (iii) a consolidation or amalgamation of the Company and one or more Entities in which the Company shall be the surviving Entity, each Holder shall be entitled to have his Restricted Shares appropriately adjusted based on the manner in which the Shares were adjusted under the terms of the agreement of acquisition, merger, amalgamation or consolidation.

(f) The issuance by the Company of shares of any class or series, or securities convertible into, or exchangeable for, shares of any class or series, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe for them, or upon conversion or exchange of shares or obligations of the Company convertible into, or exchangeable for, shares or other securities, shall not affect, and no adjustment by reason of such issuance shall be made with respect to, the number, class or series, or price of Shares then subject to outstanding Options or other Awards.

4.6  Forfeiture for Cause.  Notwithstanding any other provision of the Plan or an Award Agreement, if the Committee finds by a majority vote that a Holder, before or after his Termination of Employment (a) committed fraud, embezzlement, theft, felony or an act of dishonesty in the course of his employment by the Company or an Affiliate which conduct damaged the Company or an Affiliate or (b) disclosed trade secrets of the Company or an Affiliate, then as of the date the Committee makes its finding, any Awards awarded to the Holder that have not been exercised by the Holder (including all Awards that have not yet vested) will be forfeited to the Company (including by way of an absolute right of the Company to purchase or obligate the transfer of any issued Shares or rights to subscribe therefore for such consideration, if any, as the Committee may determine in its sole discretion). The findings and decision of the Committee with respect to such matter, including those regarding the acts of the Holder and the damage done to the Company, will be final for all purposes. No decision of the Committee, however, will affect the finality of the discharge of the individual by the Company or an Affiliate.

4.7  Forfeiture Events.  The Committee may specify in an Award Agreement that the Holder’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, Termination of Employment for cause, termination of the Holder’s provision of services to the Company or its Affiliates, violation of material policies of the Company and its Affiliates, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Holder, or other conduct by the Holder that is detrimental to the business or reputation of the Company and its Affiliates.

4.8  Award Agreements.  Each Award shall be embodied in a written agreement that shall be subject to the terms and conditions of the Plan. The Award Agreement shall be signed by an executive officer of the

Company, other than the Holder, on behalf of the Company, and may be signed by the Holder to the extent required by the Committee. However, the date of grant of any Award for all purposes shall be the date such Award is approved by the Committee (or approved by the Chief Executive Officer for grants pursuant to the authorization permitted under Section 4.1) or such later date as is specified in the relevant approval, and not the date the Award Agreement is signed. The Award Agreement may specify the effect of a change in control on the Award. The Award Agreement may contain any other provisions that the Committee in its discretion shall deem advisable which are not inconsistent with the terms and provisions of the Plan.

4.9  Amendments of Award Agreements.  The terms of any outstanding Award under the Plan may be amended from time to time by the Committee in its discretion in any manner that it deems appropriate and that is consistent with the terms of the Plan. However, no such amendment shall adversely affect in a material manner any right of a Holder without his or her written consent. Except as specified in Section 4.5(b), the Committee may not directly or indirectly lower the exercise price of a previously granted Option or the grant price of a previously granted SAR.

4.10  Rights as Shareholder.  A Holder shall not have any rights as a shareholder with respect to Shares covered by an Option, a SAR, an RSU, a Performance Share Unit, or an Other Share-Based Award until the date, if any, such Shares are issued by the Company; and, except as otherwise provided in Section 4.5, no adjustment for dividends, or otherwise, shall be made if the record date therefor is prior to the date of issuance of such Shares.

4.11  Issuance of Shares.  Shares, when issued, may be represented by a certificate or by book or electronic entry.

4.12  Restrictions on Shares Received.  Subject to applicable law, the Committee may impose such conditions and/or restrictions on any Shares issued pursuant to an Award as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Holder hold the Shares for a specified period of time.

4.13  Compliance With Section 409A.  Awards shall be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A. The exercisability of an Option shall not be extended to the extent that such extension would subject the Holder to additional taxes under Section 409A.

ARTICLE V

Options

5.1  Authority to Grant Options.  Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant Options under the Plan to eligible persons in such number and upon such terms as the Committee shall determine.

5.2  Type of Options Available.  Options granted under the Plan may be NSOs or ISOs.

5.3  Option Agreement.  Each Option grant under the Plan shall be evidenced by an Award Agreement that shall specify (a) whether the Option is intended to be an ISO or an NSO, (b) the Option Price, (c) the duration of the Option, (d) the number of Shares to which the Option pertains, (e) the exercise restrictions applicable to the Option and (f) such other provisions as the Committee shall determine that are not inconsistent with the terms and provisions of the Plan. Notwithstanding the designation of an Option as an ISO in the applicable Option Agreement, to the extent the limitations of Section 5.10 of the Plan are exceeded with respect to the Option, the portion of the Option in excess of the limitation shall be treated as a NSO.

5.4  Option Price.  The price at which Shares may be purchased under an Option (the “Option Price”) shall not be less than 100 percent (100%) of the Fair Market Value of the Shares on the date the Option is granted. However, in the case of a Ten Percent Shareholder, the Option Price for an ISO shall not be less than 110 percent (110%) of the Fair Market Value of the Shares on the date the ISO is granted. Subject to the limitations set forth in the preceding sentences of this Section 5.4, the Committee shall determine the Option Price for each grant of an Option under the Plan.

5.5  Duration of Option.  An Option shall not be exercisable after the earlier of (i) the general term of the Option specified in the applicable Award Agreement (which shall not exceed ten years) or (ii) the period of time specified in the applicable Award Agreement that follows the Holder’s Termination of Employment or severance of affiliation relationship with the Company. Unless the applicable Award Agreement specifies a shorter term, in the case of an ISO granted to a Ten Percent Shareholder, the Option shall expire on the fifth anniversary of the date the Option is granted.

5.6  Amount Exercisable.  Each Option may be exercised at the time, in the manner and subject to the conditions the Committee specifies in the Award Agreement in its sole discretion.

5.7  Exercise of Option.

(a)  General Method of Exercise.  Subject to the terms and provisions of the Plan and the applicable Award Agreement, Options may be exercised in whole or in part from time to time by the delivery of written notice in the manner designated by the Committee stating (1) that the Holder wishes to exercise such Option on the date such notice is so delivered, (2) the number of Shares with respect to which the Option is to be exercised and (3) the address to which any certificate representing such Shares should be mailed. Except in the case of exercise by a third party broker as provided below, in order for the notice to be effective the notice must be accompanied by payment of the Option Price by any combination of the following: (a) cash, certified check, bank draft or postal or express money order for an amount equal to the Option Price under the Option, (b) an election to make a cashless exercise through a registered broker-dealer (if approved in advance by the Committee or an executive officer of the Company) or (c) any other form of payment which is acceptable to the Committee.

(b)  Exercise Through Third-Party Broker.  The Committee may permit a Holder to elect to pay the Option Price and any applicable tax withholding resulting from such exercise by authorizing a third-party broker to sell all or a portion of the Shares acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the Option Price and any applicable tax withholding resulting from such exercise.

5.8  Notification of Disqualifying Disposition.  If any Optionee shall make any disposition of Shares issued pursuant to the exercise of an ISO under the circumstances described in section 421(b) of the Code (relating to certain disqualifying dispositions), such Optionee shall notify the Company of such disposition within ten (10) days thereof.

5.9  No Rights as Shareholder.  An Optionee shall not have any rights as a shareholder with respect to Shares covered by an Option until the date such Shares are issued by the Company; and, except as otherwise provided in Section 4.5, no adjustment for dividends, or otherwise, shall be made if the record date therefor is prior to the date of issuance of such shares.

5.10  $100,000 Limitation on ISOs.  To the extent that the aggregate Fair Market Value of Shares with respect to which ISOs first become exercisable by a Holder in any calendar year exceeds $100,000, taking into account both Shares subject to ISOs under the Plan and Shares subject to ISOs under all other plans of the Company or any parent or subsidiary corporation of the Company, as such terms are defined in Section 424 of the Code, such Options shall be treated as NSOs. For this purpose, the “Fair Market Value” of the Shares subject to Options shall be determined as of the date the Options were awarded. In reducing the number of Options treated as ISOs to meet the $100,000 limit, the most recently granted Options shall be reduced first. To the extent a reduction of simultaneously granted Options is necessary to meet the $100,000 limit, the Committee may, in the manner and to the extent permitted by law, designate which Shares are to be treated as shares acquired pursuant to the exercise of an ISO.

ARTICLE VI

Share Appreciation Rights

6.1  Authority to Grant SAR Awards.  Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant SARs under the Plan to eligible persons in such number and upon such terms as the Committee shall determine. Subject to the terms and conditions of the Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Holder and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

6.2  General Terms.  Subject to the terms and conditions of the Plan, a SAR granted under the Plan shall confer on the recipient a right to receive, upon exercise thereof, an amount equal to the excess of (a) the Fair Market Value of one Share on the date of exercise over (b) the grant price of the SAR, which shall not be less than one hundred percent (100%) of the Fair Market Value of one Share on the date of grant of the SAR.

6.3  SAR Agreement.  Each Award of SARs granted under the Plan shall be evidenced by an Award Agreement that shall specify (a) the grant price of the SAR, (b) the term of the SAR, (c) the vesting and termination provisions of the SAR and (d) such other provisions as the Committee shall determine that are not inconsistent with the terms and provisions of the Plan. The Committee may impose such additional conditions or restrictions on the exercise of any SAR as it may deem appropriate.

6.4  Term of SAR.  The term of a SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided that no SAR shall be exercisable on or after the tenth anniversary date of its grant.

6.5  Exercise of SAR.  A SAR may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes.

6.6  Payment of SAR Amount.  Upon the exercise of a SAR, a Holder shall be entitled to receive payment from the Company in an amount determined by multiplying the excess of the Fair Market Value of a Share on the date of exercise over the grant price of the SAR by the number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, in some combination thereof or in any other manner approved by the Committee in its sole discretion. The Committee’s determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

6.7  Termination of Employment.  Each Award Agreement shall set forth the extent to which the Holder of a SAR shall have the right to exercise the SAR following the Holder’s Termination of Employment. Such provisions shall be determined in the sole discretion of the Committee, may be included in the Award Agreement entered into with the Holder, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

ARTICLE VII

Restricted Share Awards

7.1  Restricted Share Awards.  The Committee may make Awards of Restricted Shares to eligible persons selected by it. The amount of, the vesting and the transferability restrictions applicable to any Restricted Share Award shall be determined by the Committee in its sole discretion. If the Committee imposes vesting or transferability restrictions on a Holder’s rights with respect to Restricted Shares, the Committee may issue such instructions to the Company’s share transfer agent in connection therewith as it deems appropriate. The Committee may also cause any certificate for Shares issued pursuant to a Restricted Share Award to be imprinted with any legend which counsel for the Company considers advisable with respect to the restrictions or, should the Shares be represented by book or electronic entry rather than a certificate, the Company may take such steps to restrict transfer of the Shares as counsel for the Company considers necessary or advisable to comply with applicable law.

7.2  Restricted Share Award Agreement.  Each Restricted Share Award shall be evidenced by an Award Agreement that contains any vesting, transferability restrictions and other provisions as the Committee may specify.

7.3  Holder’s Rights as Shareholder.  Subject to the terms and conditions of the Plan and the applicable Award Agreement, each recipient of a Restricted Share Award shall have all the rights of a shareholder with respect to any issued Restricted Shares included in the Restricted Share Award during the Period of Restriction established for the Restricted Share Award and (i) dividends paid with respect to Restricted Shares in cash or property other than Shares or rights to acquire Shares or shall be paid to the recipient of the Restricted Share Award currently and (ii) dividends paid in Shares or rights to acquire Shares shall be added to and become a part of the Restricted Shares. During the Period of Restriction, certificates representing the Restricted Shares shall be registered in the Holder’s name and bear a restrictive legend to the effect that ownership of such Restricted Shares, and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms, and conditions provided in the Plan and the applicable Award Agreement. Such certificates shall be deposited by the recipient with the Secretary of the Company or such other officer of the Company as may be designated by the Committee, together with all share transfer forms or other instruments of assignment, each endorsed in blank, which will permit transfer to or purchase by the Company of all or any portion of the Restricted Shares which shall be forfeited in accordance with the Plan and the applicable Award Agreement.

ARTICLE VIII

Restricted Share Unit Awards

8.1  Authority to Grant RSU Awards.  Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant RSU Awards under the Plan to eligible persons in such amounts and upon such terms as the Committee shall determine. The amount of, the vesting and the transferability restrictions applicable to any RSU Award shall be determined by the Committee in its sole discretion. The Committee shall maintain a bookkeeping ledger account that reflects the number of RSUs credited under the Plan for the benefit of a Holder.

8.2  RSU Award.  An RSU Award shall be similar in nature to a Restricted Share Award except that no Shares are actually issued or transferred to the Holder until a later date specified in the applicable Award Agreement. Each RSU shall have a value equal to the Fair Market Value of a Share.

8.3  RSU Award Agreement.  Each RSU Award shall be evidenced by an Award Agreement that contains any Substantial Risk of Forfeiture, transferability restrictions, form and time of payment provisions and other provisions not inconsistent with the Plan as the Committee may specify.

8.4  Dividend Equivalents.  An Award Agreement for an RSU Award may specify that the Holder shall be entitled to the payment of Dividend Equivalents under the Award.

8.5  Form of Payment Under RSU Award.  Payment under an RSU Award shall be made in either cash or Shares, or any combination thereof, as specified in the applicable Award Agreement.

8.6  Time of Payment Under RSU Award.  A Holder’s payment under an RSU Award shall be made at such time as is specified in the applicable Award Agreement. The Award Agreement shall specify that the payment will be made (1) by a date that is no later than the date that is two and one-half (2 1/2) months after the end of the Fiscal Year in which the RSU Award payment is no longer subject to a Substantial Risk of Forfeiture or (2) at a time that is permissible under Section 409A.

8.7  No Rights as Shareholder.  Each recipient of a RSU Award shall have no rights of a shareholder with respect to any Shares underlying such RSUs until such date as the underlying Shares are issued.

ARTICLE IX

Performance Share Awards and Performance Unit Awards

9.1  Authority to Grant Performance Share Awards and Performance Unit Awards.  Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant Performance Share Awards and Performance Unit Awards under the Plan to eligible persons in such amounts and upon such terms as the Committee shall determine. The amount of, the vesting and the transferability restrictions applicable to any Performance Share Award or Performance Unit Award shall be based upon the attainment of such Performance Goals as the Committee may determine. If the Committee imposes vesting or transferability restrictions on a Holder’s rights with respect to Performance Share or Performance Unit Awards, the Committee may issue such instructions to the Company’s share transfer agent in connection therewith as it deems appropriate. The Committee may also cause any certificate for Shares issued pursuant to a Performance Shares or Performance Unit Award to be imprinted with any legend which counsel for the Company considers advisable with respect to the restrictions or, should the Shares be represented by book or electronic entry rather than a certificate, the Company may take such steps to restrict transfer of the Shares as counsel for the Company considers necessary or advisable to comply with applicable law.

9.2  Performance Goals.  A Performance Goal must be objective such that a third party having knowledge of the relevant facts could determine whether the goal is met. Such a Performance Goal may be based on one or more business criteria that apply to the Holder, one or more business units of the Company, or the Company as a whole, with reference to one or more of the following: earnings per share, total shareholder return, cash return on capitalization, increased revenue, revenue ratios (per employee or per customer), net income, share price, market share, return on equity, return on assets, return on capital, return on capital compared to cost of capital, return on capital employed, return on invested capital, shareholder value, net cash flow, operating income, EBITDA (earnings before interest, income taxes, non-cash impairment losses, depreciation and amortization (or any combinations thereof)), cash flow, cash flow from operations, cost reductions and cost ratios. Goals may also be based on performance relative to a peer group of companies. Unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). Performance Goals may be determined by including or excluding, in the Committee’s discretion, items that are determined to be extraordinary, unusual in nature, infrequent in occurrence, related to the disposal or acquisition of a segment of a business, or related to a change in accounting principal, in each case, based on Opinion No. 30 of the Accounting Principles Board (APB Opinion No. 30) or other applicable accounting rules, or consistent with Company accounting policies and practices in effect on the date the Performance Goal is established. In interpreting Plan provisions applicable to Performance Goals and Performance Shares or Performance Unit Awards, it is intended that the Plan will conform with the standards of section 162(m) of the Code and Treasury Regulations § 1.162-27(e)(2)(i), and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions. Prior to the payment of any compensation based on the achievement of Performance Goals, the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Performance Shares or Performance Unit Awards made pursuant to the Plan shall be determined by the Committee.

9.3  Time of Establishment of Performance Goals.  A Performance Goal for a particular Performance Share Award or Performance Unit Award must be established by the Committee prior to the earlier to occur of (a) 90 days after the commencement of the period of service to which the Performance Goal relates or (b) the lapse of 25 percent of the period of service, and in any event while the outcome is substantially uncertain.

9.4  Award Agreement.  Each Performance Share Award or Performance Unit Award shall be evidenced by an Award Agreement that contains any vesting, transferability restrictions and other provisions not inconsistent with the Plan as the Committee may specify.

9.5  Form of Payment Under Performance Unit Award.  Payment under a Performance Unit Award shall be made in cash and/or Shares as specified in the Holder’s Award Agreement.

9.6  Time of Payment Under Performance Unit Award.  A Holder’s payment under a Performance Unit Award shall be made at such time as is specified in the applicable Award Agreement. The Award Agreement shall specify that the payment will be made (1) by a date that is no later than the date that is two and one-half (2 1/2) months after the end of the calendar year in which the Performance Unit Award payment is no longer subject to a Substantial Risk of Forfeiture or (2) at a time that is permissible under Section 409A.

9.7  Holder’s Rights as Shareholder With Respect to Performance Awards.  Each Holder of a Performance Share Award shall have all the rights of a shareholder with respect to the Shares issued to the Holder pursuant to the Award during any period in which such issued Shares are subject to forfeiture and restrictions on transfer, including without limitation, the right to vote such Shares. Each Holder of a Performance Unit Award shall have no rights of a shareholder with respect to any Shares underlying such Performance Unit Award until such date as the underlying Shares are issued.

9.8  Increases Prohibited.  None of the Committee or the Board may increase the amount of compensation payable under a Performance Shares or Performance Unit Award. If the time at which a Performance Shares or Performance Unit Award will vest or be paid is accelerated for any reason, the number of Shares subject to, or the amount payable under, the Performance Shares or Performance Unit Award shall be reduced if necessary to comply with the Department of Treasury Regulation section 1.162-27(e)(2)(iii) to reasonably reflect the time value of money.

9.9  Shareholder Approval.  No issuances of Shares or payments of cash will be made pursuant to this Article IX unless the shareholder approval requirements of Department of Treasury Regulation section 1.162-27(e)(4) are satisfied.

ARTICLE X

Other Share-Based Awards

10.1  Authority to Grant Other Share-Based Awards.  The Committee may grant to eligible persons other types of equity-based or equity-related Awards not otherwise described by the terms and provisions of the Plan (including, subject to applicable law, the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may involve the issue or transfer of Shares to Holders, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

10.2  Value of Other Share-Based Award.  Each Other Share-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee.

10.3  Payment of Other Share-Based Award.  Payment, if any, with respect to an Other Share-Based Award shall be made in accordance with the terms of the Award, in cash or Shares or any combination thereof as the Committee determines.

10.4  Termination of Employment.  The Committee shall determine the extent to which a Holder’s rights with respect to Other Share-Based Awards shall be affected by the Holder’s Termination of Employment. Such provisions shall be determined in the sole discretion of the Committee and need not be uniform among all Other Share-Based Awards issued pursuant to the Plan.

ARTICLE XI

Cash-Based Awards

11.1  Authority to Grant Cash-Based Awards.  Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant Awards of cash under the Plan to eligible persons in such amounts and upon such terms as the Committee shall determine.

11.2  Value of Cash-Based Award.  Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee.

11.3  Payment of Cash-Based Award.  Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award, in cash.

11.4  Termination of Employment.  The Committee shall determine the extent to which a Holder’s rights with respect to Cash-Based Awards shall be affected by the Holder’s Termination of Employment. Such provisions shall be determined in the sole discretion of the Committee and need not be uniform among all Cash-Based Awards issued pursuant to the Plan.

ARTICLE XII

Substitution Awards

Awards may be granted under the Plan from time to time in substitution for share options and other awards held by employees of other Entities who are about to become Employees, or whose employer is about to become an Affiliate as the result of a merger, amalgamation or consolidation of the Company with another Entity, or the acquisition by the Company of substantially all the assets of another Entity, or the acquisition by the Company of at least fifty percent (50%) of the issued and outstanding stock, shares or securities of another Entity as the result of which such other Entity will become an Affiliate of the Company. The terms and conditions of the substitute Awards so granted may vary from the terms and conditions set forth in the Plan to such extent as the Committee at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the Award in substitution for which they are granted.

ARTICLE XIII

Administration

13.1  Awards.  The Plan shall be administered by the Committee or, in the absence of the Committee, the Plan shall be administered by the Board. The members of the Committee shall serve at the discretion of the Board. The Committee shall have full power and authority to administer the Plan and to take all actions that the Plan expressly contemplates or are necessary or appropriate in connection with the administration of the Plan with respect to Awards granted under the Plan. The Board shall administer the Plan with respect to the grant of Awards to Directors.

13.2  Authority of the Committee.  The Committee shall have full power to interpret and apply the terms and provisions of the Plan and Awards made under the Plan, and to adopt such rules, regulations and guidelines for implementing the Plan as the Committee may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of the Plan. A majority of the members of the Committee shall constitute a quorum for the transaction of business, and the vote of a majority of those members present at any meeting shall decide any question brought before that meeting. Any decision or determination reduced to writing and signed by a majority of the members shall be as effective as if it had been made by a majority vote at a meeting properly called and held. All questions of interpretation and application of the Plan, or as to Awards granted under the Plan, shall be subject to the determination, which shall be final and binding, of a majority of the whole Committee. No member of the Committee shall be liable for any act or omission of any other member of the Committee or for any act or omission on his own part, including but not limited to the exercise of any power or discretion given to him under the Plan, except those resulting from his own gross negligence or willful misconduct. In carrying out its authority under the Plan, the Committee shall have full and final authority and discretion, including but not limited to the following rights, powers and authorities to determine the persons to whom and the time or times at which Awards will be made; determine the number and exercise price of Shares covered in each Award subject to the terms and provisions of the Plan; determine the terms, provisions and conditions of each Award, which need not be identical and need not match the default terms set forth in the Plan; accelerate the time at which any outstanding Award will vest; prescribe, amend and rescind rules and regulations relating to administration of the Plan; and make all other determinations and take all other actions deemed necessary, appropriate or advisable for the proper administration of the Plan.

The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award to a Holder in the manner and to the extent the Committee deems necessary or desirable to further the Plan’s objectives. Further, the Committee shall make all other determinations that may be necessary or advisable for the administration of the Plan. As permitted by law and the terms and provisions of the Plan, the Committee may delegate its authority as identified in this Section 13.2. The Committee may employ attorneys, consultants, accountants, agents, and other persons, any of whom may be an Employee, and the Committee, the Company, and its officers and Board shall be entitled to rely upon the advice, opinions, or valuations of any such persons.

13.3  Decisions Binding.  All determinations and decisions made by the Committee or the Board, as the case may be, pursuant to the provisions of the Plan and all related orders and resolutions of the Committee or the Board, as the case may be, shall be final, conclusive and binding on all persons, including the Company, the Holders and the estates and beneficiaries of Holders.

13.4  No Liability.  Under no circumstances shall the Company, the Board or the Committee incur liability for any indirect, incidental, consequential or special damages (including lost profits) of any form incurred by any person, whether or not foreseeable and regardless of the form of the act in which such a claim may be brought, with respect to the Plan or the Company’s, the Committee’s or the Board’s roles in connection with the Plan.

ARTICLE XIV

Amendment or Termination of Plan

14.1  Amendment, Modification, Suspension, and Termination.  Subject to Section 14.2, the Board may, at any time and from time to time, alter, amend, restate, modify, suspend, or terminate the Plan in whole or in part; provided, however, that, without the prior approval of the Company’s shareholders and except as provided in Section 4.5, the Board shall not directly or indirectly lower the Option Price of a previously granted Option or the grant price of a previously granted SAR; no amendment of the Plan shall be made without shareholder approval if shareholder approval is required by applicable law or stock exchange rules.

14.2  Awards Previously Granted.  Notwithstanding any other provision of the Plan to the contrary, no alteration, amendment, restatement, modification, suspension or termination of the Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Holder holding such Award.

ARTICLE XV

Miscellaneous

15.1  Unfunded Plan/No Establishment of a Trust Fund.  Holders shall have no right, title, or interest whatsoever in or to any investments that the Company or any of its Affiliates may make to aid in meeting obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Holder, beneficiary, legal representative, or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts, except as expressly set forth in the Plan. No property shall be set aside nor shall a trust fund of any kind be established to secure the rights of any Holder under the Plan. The Plan is not intended to be subject to the United States Employee Retirement Income Security Act of 1974, as amended.

15.2  No Employment Obligation.  The granting of any Award shall not constitute an employment contract, express or implied, nor impose upon the Company or any Affiliate any obligation to employ or continue to employ, or utilize the services of, any Holder. The right of the Company or any Affiliate to terminate the employment of any person shall not be diminished or affected by reason of the fact that an Award has been granted to him, and nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or its Affiliates to terminate any Holder’s employment at any time or for any reason not prohibited by law.

15.3  Tax Withholding.  The Company or any Affiliate shall be entitled to deduct from other compensation payable to each Holder any sums required by federal, state, cantonal, local or similar tax law to be withheld with respect to the vesting or exercise of an Award or lapse of restrictions on an Award. In the alternative, the Company may require the Holder (or other person validly exercising the Award) to pay such sums for taxes directly to the Company or any Affiliate in cash or by check within one day after the date of vesting, exercise or lapse of restrictions. In the discretion of the Committee, and with the consent of the Holder, the Company may reduce the number of Shares issued to the Holder upon such Holder’s exercise of an Option to satisfy the tax withholding obligations of the Company or an Affiliate; provided that the Fair Market Value of the Shares not issued shall not exceed the Company’s or the Affiliate’s Minimum Statutory Tax Withholding Obligation. The Committee may, in its discretion, permit a Holder to satisfy any Minimum Statutory Tax Withholding Obligation arising upon the vesting of an Award by issuing to the Holder a reduced number of Shares in the manner specified herein. If permitted by the Committee and acceptable to the Holder, at the time of vesting of shares under the Award, the Company shall (a) calculate the amount of the Company’s or an Affiliate’s Minimum Statutory Tax Withholding Obligation on the assumption that all such Shares vested under the Award are to be issued, (b) reduce the number of such Shares actually issued so that the Fair Market Value of the Shares withheld from issuance on the vesting date approximates the Company’s or an Affiliate’s Minimum Statutory Tax Withholding Obligation and (c) in lieu of the Shares withheld from issuance, remit cash to the United States Treasury and/or other applicable governmental authorities, on behalf of the Holder, in the amount of the Minimum Statutory Tax Withholding Obligation. The Company shall withhold from issuance only whole Shares to satisfy its Minimum Statutory Tax Withholding Obligation. Where the Fair Market Value of the Shares withheld from issuance does not equal the amount of the Minimum Statutory Tax Withholding Obligation, the Company shall withhold from issuance Shares with a Fair Market Value slightly less than the amount of the Minimum Statutory Tax Withholding Obligation and the Holder must satisfy the remaining minimum withholding obligation in some other manner permitted under this Section 15.3. The Shares withheld from issuance by the Company shall be authorized but unissued Shares and the Holder’s right, title and interest in the rights to subscribe for such Shares shall terminate. The Company shall have no obligation upon vesting or exercise of any Award or lapse of restrictions on an Award until the Company or an Affiliate has received payment sufficient to cover the Minimum Statutory Tax Withholding Obligation with respect to that vesting, exercise or lapse of restrictions. Neither the Company nor any Affiliate shall be obligated to advise a Holder of the existence of the tax or the amount which it will be required to withhold.

15.4  Gender and Number.  If the context requires, words of one gender when used in the Plan shall include the other and words used in the singular or plural shall include the other.

15.5  Severability.  In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

15.6  Headings.  Headings of Articles and Sections are included for convenience of reference only and do not constitute part of the Plan and shall not be used in construing the terms and provisions of the Plan.

15.7  Other Compensation Plans.  The adoption of the Plan shall not affect any outstanding options, restricted shares or restricted share units, nor shall the Plan preclude the Company from establishing any other forms of incentive compensation arrangements for Employees or Directors.

15.8  Other Awards.  The grant of an Award shall not confer upon the Holder the right to receive any future or other Awards under the Plan, whether or not Awards may be granted to similarly situated Holders, or the right to receive future Awards upon the same terms or conditions as previously granted.

15.9  Successors.  All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company or continuing company, whether the existence of such successor is the result of a direct or indirect purchase, merger, amalgamation, redomestication, plan or scheme of arrangement, share exchange consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

15.10  Law Limitations/Governmental Approvals.  The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

15.11  Delivery of Title.  The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

15.12  Inability to Obtain Authority.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

15.13  Fractional Shares.  No fractional Shares shall be issued or acquired pursuant to the Plan or any Award. If the application of any provision of the Plan or any Award Agreement would yield a fractional Share, such fractional Share shall be rounded down to the next whole Share if it is less than 0.5 and rounded up to the next whole Share if it is 0.5 or more.

15.14  Investment Representations.  The Committee may require any person receiving Shares pursuant to an Award under the Plan to represent and warrant in writing that the person is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

15.15  Persons Residing Outside of the United States.  Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company or any of its Affiliates operates or has Employees, the Committee, in its sole discretion, shall have the power and authority to determine which Affiliates shall be covered by the Plan; determine which persons employed outside the United States are eligible to participate in the Plan; amend or vary the terms and provisions of the Plan and the terms and conditions of any Award granted to persons who reside outside the United States; establish subplans and modify exercise procedures and other terms and procedures to the extent such actions may be necessary or advisable — any subplans and modifications to Plan terms and procedures established under this Section 15.15 by the Committee shall be attached to the Plan document as Appendices; and take any action, before or after an Award is made, that it deems advisable to obtain or comply with any necessary local government regulatory exemptions or approvals. Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the United States Securities Exchange Act of 1934, as amended, the Code, any securities law or governing statute or any other applicable law.

15.16  Governing Law.  The provisions of the Plan and the rights of all persons claiming thereunder shall be construed, administered and governed under the laws of the State of Texas without regard to choice of law provisions therein.

Western WESTERN REFINING, INC. 2010 ANNUAL MEETING OF SHAREHOLDERS Date: Tuesday, May 25,2010 Time: 9:00 A.M. (Mountain Time) Place: Plaza Theater, 125 Pioneer Plaza, El Paso, Texas 79901 See Voting Instruction on Reverse Side. Please make your marks like this: OS Use dark black pencil or pen only The Board of Directors Recommends a Vote FOR Proposals 1 through 3. 1: Election of Class II Directors 1William D. Sanders 2 Ralph A. Schmidt 3 Jeff A. Stevens Votefni All Nominees Vote For All Except Withhold Vote From All Nominees D D ‘INSTRUCTIONS: To withhold authority to vote for any nominee, mark the “Exception” box and write the number(s) in the space provided to the right. Western Western Refining, Inc. 2010 Annual Meeting of Shareholders to be held on Tuesday, May 25, 2010 for Holders as of March 26, 2010 INTERNET issaaar Go To www.proxypush.com/wnr Cast your vote online. View meeting documents. VOTED BY: TELEPHONE OR I MAIL 866-390-5269 Use any touch-tone telephone. »Have your Proxy Card ready. Follow the simple recorded instructions. or Mark, sign and date your Proxy Card. Detach your Proxy Card. Return your Proxy Card in the postage-paid envelope provided. By signing the proxy, you revoke all prior proxies and appoint Lowry Barfield and Melissa Buhrig, each of them acting in the absence of the other, with full power of substitution to vote your shares on matters shown on the Proxy Card and any other matters that may come before the Annual Meeting and all adjournments. All votes must be received by 5:00 P.M., Eastern Time, May 24, 2010. For Against Abstain 2: Ratify the appointment of Deloitte &Touche LLP as the Company’s independent auditors for fiscal year 2010. D 3: Consider and vote on a board proposal to approve the 2010 Incentive Plan of Western Refining, Inc. Directors Recommend For For PROXY TABULATOR FOR WESTERN REFINING, INC. P.O. BOX 8016 GARY, NC 27512-9903 To attend the annual meeting and vote your shares i—i in person, please mark this box. Authorized Signatures — This section must be completed for your Instructions to be executed. EVENT Please Sign Here Please Date Above CLIENT* Please Sign Here Please Date Above Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, ail persons should sign.Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Revocable Proxy — Western Refining, Inc. 2010 Annual Meeting of Shareholders May 25, 2010, 9:00 a.m. (Mountain Time) This Proxy is Solicited on Behalf of the Board of Directors The undersigned appoints Lowry Barfield and Melissa Buhrig, each with full power of substitution, to act as proxies for the undersigned, and to vote all shares of common stock of Western Refining, Inc. that the undersigned is entitled to vote at the Annual Meeting of Shareholders on Tuesday, May 25, 201 0 at 9:00 a.m. at the Plaza Theater, 1 25 Pioneer Plaza, El Paso, Texas 79901 , and any and all adjournments thereof, as set forth below. 0) en o <g -o This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted: FOR the nominees for directors specified FOR proposals 2 and 3 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE) o CD T3 CD 6’ D ffl C 3 c’ o •a